As filed with the Securities and Exchange Commission on November 15, 2023.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® ETHEREUM TRUST

SPONSORED BY iSHARES DELAWARE TRUST SPONSOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	6221	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o iShares Delaware Trust Sponsor LLC

400 Howard Street, San Francisco, CA 94105

Attn: Product Management Team,

iShares Product Research & Development

(415) 670-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

iShares Delaware Trust Sponsor LLC

400 Howard Street, San Francisco, CA 94105

Attn: Product Management Team,

iShares Product Research & Development

(415) 670-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford R. Cone, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019	Marisa Rolland, Esq. Adithya Attawar, Esq. BlackRock, Inc. 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED November 15, 2023

iShares® Ethereum Trust

The iShares Ethereum Trust (the “Trust”) is a Delaware statutory trust that issues shares (“Shares”) representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist primarily of ether held by a custodian on behalf of the Trust. The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. iShares Delaware Trust Sponsor LLC (the “Sponsor”) is the sponsor of the Trust; [      ], a [      ] (the “Delaware Trustee”), is the Delaware trustee of the Trust; BlackRock Fund Advisors (the “Trustee”) is the trustee of the Trust; Coinbase Custody Trust Company, LLC (the “Ether Custodian”) is the custodian for the Trust’s ether holdings; and [      ] is the custodian for the Trust’s cash holdings (the “Cash Custodian” and together with the Ether Custodian, the “Custodians”) and the administrator of the Trust (the “Trust Administrator”). The Trust is not an investment company registered under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange Commission (“SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the United States Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.

The Trust intends to issue Shares on a continuous basis. The Trust issues and redeems Shares only in blocks of [      ] or integral multiples thereof. A block of [      ] Shares is called a “Basket.” These transactions take place in exchange for ether. Baskets will be offered continuously at the net asset value per Share (“NAV”) for [      ] Shares on the day that an order to create or redeem a Basket is accepted by the Trust. Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor and the Trustee (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of ether and the trading price of the Shares on The Nasdaq Stock Market LLC (“NASDAQ”) at the time of the offer.

Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on NASDAQ under the ticker symbol “[      ].” Market prices for the Shares may be different from the NAV.

The CME CF Ether–Dollar Reference Rate – New York Variant (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on [      ], 2023 was $[      ].

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 17.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Delaware Trustee or [      ] (the “Seed Capital Investor”) or their respective affiliates.

“iShares” is a registered trademark of BlackRock, Inc. or its affiliates.

i

On [      ], 2023, the Seed Capital Investor, an affiliate of the Sponsor, subject to conditions, purchased the Seed Creation Baskets, comprising [      ] Shares at a per-Share price equal to [      ]th of ether, as described in “Seed Capital Investor” and “Plan of Distribution.” The price of ether was determined using the CF Benchmarks Index on [ ], 2023. The price per-Share and ether on [ ], 2023 were $[ ] and $[ ], respectively. Total proceeds to the Trust from the sale of the Seed Creation Baskets were [ ] ether. Delivery of the Seed Creation Baskets was made on [      ], 2023. The Seed Capital Investor will act as a statutory underwriter in connection with this purchase.

The price of the Seed Creation Baskets was determined as described above and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

The date of this prospectus is [      ], 2023.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [      ], 2023 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [      ], 2023.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for ether and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or the Delaware Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

PROSPECTUS SUMMARY

Although the Sponsor believes that this summary is materially complete, you should read the entire prospectus, including “Risk Factors” beginning on page 17, before making an investment decision about the Shares.

Definitions of terms used in this prospectus can be found in the Glossary on page 110.

Trust Structure, the Sponsor, the Trustee, the Delaware Trustee and the Custodians

The Trust was formed as a Delaware statutory trust on November 9, 2023. The purpose of the Trust is to own ether transferred to the Trust in exchange for Shares issued by the Trust. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of ether held by the Ether Custodian on behalf of the Trust.

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. (“BlackRock”). The Shares are not obligations of, and are not guaranteed by, iShares Delaware Trust Sponsor LLC, or any of its subsidiaries or affiliates.

The Trust is governed by the provisions of the Amended and Restated Trust Agreement (the “Trust Agreement”) executed as of [      ], 2023 by the Sponsor, the Trustee and the Delaware Trustee.

The Trust issues Shares only in Baskets of [      ] or integral multiples thereof. Baskets may be redeemed by the Trust in exchange for the amount of ether corresponding to their redemption value. Individual Shares will not be redeemed by the Trust but will be listed and traded on NASDAQ under the ticker symbol “[      ].” The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.

The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ fee (the “Custodians’ Fee”), NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[      ] per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $[      ] per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the owners of the beneficial interests of Shares (the “Shareholders”) (including, for example, in connection with any fork of the Ethereum blockchain, any Incidental Rights (as defined below) and any IR Virtual Currency (as defined below)), any indemnification of the Cash Custodian, Ether Custodian, Prime Broker, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website will be www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee in its discretion or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity. The Trustee also has the right to select any new or additional custodians.

The Sponsor, the Trustee or any of their respective affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in ether or another digital asset, or may face other potential conflicts of interest. Although officers and professional staff of the Sponsor’s or the Trustee’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s or the Trustee’s management may allocate their time and services among the Trust and the other accounts, funds or trusts. In addition, the Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the remuneration due to the Sponsor (the “Sponsor’s Fee”), without Shareholder consent. See “Conflicts of Interest.”

The Trustee is BlackRock Fund Advisors, the Delaware Trustee is [      ], the Ether Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and the Cash Custodian and the Trust Administrator is [      ].

Subject to the Sponsor’s oversight, the Trustee is generally responsible for the management and day-to-day operations of the Trust. The responsibilities of the Trustee include (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Ether Custodian and Prime Broker the receipt and delivery of ether transferred to, or by, the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust on any day other than: a Saturday or a Sunday, or a day on which NASDAQ is closed for regular trading (“Business Day”); and (4) selling the Trust’s ether as needed to cover the Trust’s expenses. Under the Trust Agreement, the Trustee may delegate all or a portion of its duties to any agent, and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator and certain other administrative and record-keeping functions to its affiliates and other agents.

The Ether Custodian is responsible for safekeeping the ether owned by the Trust. The Ether Custodian is appointed by the Trustee. The general role and responsibilities of the Ether Custodian are further described in “The Custodians–Ether Custodian.”

Trust Objective

The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset exchange. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the price of ether owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to the price of ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Ether Custodian will keep custody of all of the Trust’s ether, other than that which is maintained in a trading account (the “Trading Balance”) with Coinbase, Inc. (“Coinbase Inc.” or the “Prime Broker,” which is an affiliate of the Ether Custodian), in accounts that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers (the “Vault Balance”). The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as part of a “hot storage” (the “Hot Vault Balance”). The hardware, software, systems, and procedures of the Ether Custodian may not be available or cost-effective for many investors to access directly. A portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker in the Trading Balance in connection with in-kind creations and redemptions of Baskets and the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on NASDAQ under the ticker symbol “[      ].”

Summary Risk Factors

Risk Factors Related to Digital Assets

●

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, destruction, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

●	Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

●

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

●

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

●

Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

Risk Factors Related to the Digital Asset Markets

●	The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●	The Index (as defined below) has a limited history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

●	The Index price used to calculate the value of the Trust’s ether may be volatile, adversely affecting the value of the Shares.

Risk Factors Related to the Trust and the Shares

●

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

●

Security threats to the Trust’s account at the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

●

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

●

If the Custodian Agreement (as defined below) is terminated or the Ether Custodian fails to provide services as required, the Trustee may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s ether, and the Trust’s ability to continue to operate may be adversely affected.

●

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

Risk Factors Related to the Regulation of the Trust and the Shares

●

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validation activity, digital wallets, the provision of services related to trading and custodying ether, the operation of the Ethereum network, or the digital asset markets generally.

●

If regulators subject the Trust, the Trustee or the Sponsor to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee or the Sponsor and also result in decreased liquidity for the Shares.

●

Regulatory changes or interpretations could obligate an Authorized Participant, the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

●	The treatment of digital currency for U.S. federal, state and local income tax purposes is uncertain.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●

the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. The Trust is choosing to opt out of this extended transition period and, as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Sponsor’s office is located at 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trust’s office is c/o iShares Delaware Trust Sponsor LLC, 400 Howard Street, San Francisco, CA 94105 and its telephone number is (415) 670-2000. The Trustee’s office is located at 400 Howard Street, San Francisco, CA 94105. The Ether Custodian’s office is located at 200 Park Avenue South, Suite 1208, New York, New York 10003. The Cash Custodian’s and the Trust Administrator’s office is located at [ ].

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Creation Baskets issued to the Seed Capital Investor, consist of ether deposits. Such deposits are held by the Ether Custodian or Prime Broker on behalf of the Trust until (i) delivered to Authorized Participants in connection with a redemption of Baskets or (ii) sold to pay the fee due to the Sponsor and Trust expenses or liabilities not assumed by the Sponsor.

NASDAQ ticker symbol	[ ]

CUSIP	[ ]

Creation and redemption

The Trust issues and redeems Baskets on a continuous basis. Baskets are only issued or redeemed in exchange for an amount of ether determined by the Trustee on each day that NASDAQ is open for regular trading. No Shares are issued unless the Ether Custodian or Prime Broker has allocated to the Trust’s account the corresponding amount of ether. As of the date of this prospectus, a Basket requires delivery of [      ] ether. The amount of ether necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. Baskets may be created or redeemed only by Authorized Participants, who pay BlackRock Investments, LLC (“BRIL”), an affiliate of the Trustee that has been retained by the Trust to perform certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets (“ETF Services”), (1) a transaction fee for each order to create or redeem Baskets (the “ETF Servicing Fee”) and (2) transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Baskets for such purchase order (“Custody Transaction Costs”). See “Description of the Shares and the Trust Agreement” for more details.

Net Asset Value

The net asset value of the Trust will be equal to the total assets of the Trust, including but not limited to, all ether and cash less total liabilities of the Trust, each determined by the Trustee pursuant to policies established from time to time by the Trustee or its affiliates or otherwise described herein. The methodology used to calculate an index (the “Index”) price to value ether in determining the net asset value of the Trust may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).

The Sponsor has the exclusive authority to determine the Trust’s net asset value, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. In determining the Trust’s net asset value, the Trust Administrator values the ether held by the Trust based on the Index, unless otherwise determined by the Sponsor in its sole discretion. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor.

The Trust’s periodic financial statements may not utilize net asset value of the Trust to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Net Asset Value Calculation and Index

On each Business Day, as soon as practicable after 4:00 p.m. Eastern Time (“ET”), the Trust Administrator evaluates the ether held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

The CF Benchmarks Index employed by the Trust is calculated on each Business Day by aggregating the notional value of ether trading activity across major ether spot exchanges. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under the UK Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”) a UK incorporated company, authorized and regulated by the Financial Conduct Authority (“FCA”) of the UK as a Benchmark Administrator, under UK BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ether), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several ether exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Business of the Trust— Valuation of Ethereum; the CF Benchmarks Index”) of all of its constituent ether exchanges, which are currently Bitstamp, Coinbase, itBit, Kraken, Gemini, and LMAX Digital (the “Constituent Exchanges”), and which may change from time to time.

If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor.

The Trust is intended to provide a way for Shareholders to obtain exposure to the price of ether by investing in the Shares rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset exchange. An investment in Shares of the Trust is not the same as an investment directly in ether on a peer-to-peer or other basis or via a digital asset exchange.

Trust expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[      ] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $[      ] per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to [      ]% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Ethereum blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Ether Custodian, Prime Broker, Trust Administrator, or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert ether into U.S. dollars or other fiat currencies at the prevailing exchange rate (less applicable fees) which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling ether.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of ether held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether, Incidental Rights and IR Virtual Currency by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account.

Forks

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of ether, generally through a fork in the Ethereum blockchain, an airdrop offered to holders of ether or other similar event. Pursuant to the Trust Agreement, the Sponsor has the right, in the Sponsor’s sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

The actions which the Sponsor may, in its sole discretion, determine the Trust shall take include (i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”), (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Trust expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust. The Trust does not expect to take any Incidental Rights or IR Virtual Currency it may hold or to which it may be entitled into account for purposes of determining the Trust’s net asset value and the NAV.

With respect to any fork, airdrop or similar event, the Sponsor shall, in its sole discretion, determine what action the Trust shall take. In the event of a fork, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network it believes is generally accepted as the Ethereum network and should therefore be considered the appropriate network, and the associated asset as ether, for the Trust’s purposes. The Sponsor may decide to cause the Trust to sell any Incidental Rights or IR Virtual Currency for cash (including, as determined by the Sponsor, in the case of a fork, the asset that is not generally accepted as ether, or in the case of an airdrop, the airdropped asset) and distribute the cash proceeds or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. However, the Sponsor may instead determine, in its sole discretion, to permanently and irrevocably abandon such Incidental Rights or IR Virtual Currency for no consideration. In the case of abandonment of Incidental Rights or IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency.

The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Custodians. In determining whether to attempt to acquire and/or retain any Incidental Rights and IR Virtual Currency, the Sponsor expects to take into consideration whatever factors it deems relevant in its sole discretion, including, without limitation:

●	the Ether Custodian’s agreement (or not) to provide access to the Incidental Rights or IR Virtual Currency;

●	the availability of a safe and practical way to custody the Incidental Rights or IR Virtual Currency;

●	the costs or operational burden of taking possession and/or maintaining ownership of the Incidental Rights or IR Virtual Currency and whether such costs or burden exceed the benefits of owning such Incidental Rights or IR Virtual Currency or the proceeds that would be realized for the Trust or Shareholders from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the ownership, sale or disposition of the Incidental Right or IR Virtual Currency, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Virtual Currency;

	●	the existence of a suitable market into which the Incidental Right or IR Virtual Currency may be sold; and

	●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Virtual Currency may create legal or regulatory risks, liability, or burdens of any kind for the Trust, Sponsor, or Shareholders (including, without limitation, if such Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws).

The Trust may in the future abandon any Incidental Rights and IR Virtual Currency.

Tax Considerations

Owners of Shares will be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Trust. They will also be viewed as if they directly received a corresponding share of any income of the Trust, or as if they had incurred a corresponding share of the expenses of the Trust. Consequently, each sale of ether by the Trust will constitute a taxable event to the Shareholders. See “U.S. Federal Income Tax Consequences—Taxation of U.S. Shareholders” and “ERISA and Related Considerations.”

Voting Rights	Owners of Shares do not have any voting rights. See “Description of the Shares and the Trust Agreement—Voting Rights.”

Suspension of Issuance, Transfers and Redemptions

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of ether or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

Limitation on Obligations and Liability	The Sponsor and the Trustee:

	●	are only obligated to take the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence, reckless disregard or bad faith;

	●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

	●	are not liable for the exercise of discretion permitted under the Trust Agreement;

	●	have no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

	●	are not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or Prime Broker, as applicable, or after the delivery of ether by the Ether Custodian or Prime Broker, as applicable (and for the avoidance of doubt, are not liable for the loss of ether while held by the Ether Custodian or Prime Broker absent willful misconduct, gross negligence reckless disregard or bad faith by the Sponsor and Trustee); and

	●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement—Limitations on Obligations and Liability.”

Dissolution events	The Trustee will dissolve the Trust if:

	●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its ether, or seizes, impounds or otherwise restricts access to Trust assets;

	●	the Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

	●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, dissolve the Trust if:

●

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

●

the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“Bitlicense”);

●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

●	the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

●	any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of ether, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert ether to U.S. dollars;

●

the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●

any custodian (including, for the avoidance of doubt, either of the Custodians) or prime broker (including, for the avoidance of doubt, the Prime Broker) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime broker and, in the opinion of the Sponsor, no successor custodian or prime broker has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or Prime Broker, the final date as of which the Ether Custodian or Prime Broker will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor and the Trustee (the “Authorized Participant Agreement”) and be in a position to transfer ether to, and take delivery of ether from, the Ether Custodian through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of ether in connection with such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor.

Clearance and settlement

The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION

As of [      ], 2023, the date the Seed Capital Investor deposited [      ] ether into the Trust, the net asset value of the Trust was $[      ] and the NAV was $[      ].

RISK FACTORS

The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for ether. These drawdowns notwithstanding, digital asset prices, including ether, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 amidst broader market declines as a result of the novel coronavirus (‟COVID 19”) outbreak and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices, including ether, continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021 and throughout 2022 and digital asset prices have continued to fluctuate to date in 2023.

Extreme volatility may persist and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (‟FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the ‟2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including ether, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of ether and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of ether as a digital asset, including the fact that digital assets are bearer instruments and loss, theft, or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Ethereum blockchain.

Digital assets such as ether were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●

Digital asset networks, including the Ethereum peer-to-peer network and associated blockchain ledger (the “Ethereum blockchain” and together the “Ethereum network”), and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because ether is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●

Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the ether network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key.

●

Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Ethereum network, would affect the ability to transfer digital assets, including ether, and, consequently, their value.

●

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Ethereum network, could result in a “fork” in such network’s blockchain, including the Ethereum blockchain, resulting in the operation of multiple separate networks.

●

Governance of the Ethereum network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems.

●

The foregoing notwithstanding, the Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that a significant majority of node operators update their individual Ethereum Client to the new specification, the Ethereum network could be subject to new protocols that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

●

Over the past several years, digital asset validator operations have evolved from individual users to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, including due to a decrease in transaction fees, validators are more likely to immediately sell tokens earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●

To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●

Many digital asset networks, including the Ethereum network, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Ethereum network and the value of ether.

●

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ether could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Ethereum network or take the Trust’s ether, which would adversely affect the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

●

The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as “the Merge” that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. These upgrades will result in new iterations of the Ethereum network. Many of the contemplated upgrades to the Ethereum network will include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as “the Merge,” which was completed in September 2022, there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. One completed upgrade is known as the “Shanghai” upgrade, which allows users to unstake their ether and remove it from the relevant smart contract. As a result of this or future upgrades, it is possible that significant volumes of currently locked and illiquid ether becomes unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently being considered, such as “sharding” or so-called “Layer 2” solutions, could have effects which are difficult to anticipate at this time, but could – if unsuccessfully implemented, or if they contain undiscovered flaws – materially adversely impact or even effectively eliminate the value of ether, and therefore impact the price of the Shares. In addition, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “—A temporary or permanent “fork” could adversely affect the value of the Shares” for additional information.

●

The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on three separate occasions reduced the quantity of ether rewarded per block and may make additional changes in the future, see “Overview of the Ethereum Industry—Creation of New Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient network level support for such network, which could lead to a decline in the support and price of ether.

●

Decentralized application and smart contract developers depend on being able to obtain ether to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. As such, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

Moreover, because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Ether, along with bitcoin, was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Ether is only selectively accepted as a means of payment by retail and commercial outlets, and use of ether by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from digital asset exchanges, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether. As a result, the prices of ether may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept ether in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of ether and withdrawal of assets from the Ether Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Ethereum network. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Ethereum network, any exchanges or businesses that facilitate transactions in ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Ethereum network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Ethereum network.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self determined participation. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.

The Ethereum network uses cryptographic protocols to govern the interactions within the Ethereum network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolve over time, largely based on self-determined participation in the resource section dedicated to Ethereum on Github.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by validators and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether or changes to the ether supply, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. As a result, the Ethereum network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and are not sold on an ongoing basis to generate revenue to support development activity, and the Ethereum network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Ethereum network, such as Vitalik Buterin, is perceived as no longer able to contribute to the Ethereum network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of ether, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with other participants in the Ethereum network. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of December 31, 2022, the Ethereum network handled approximately 10 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by non-fungible tokens (“NFTs”), was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then-all time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200 (in ether) average daily transaction fees per transaction on April 30, 2022. As of December 31, 2022, ether transaction fees stood at $2.73 (in Ether) per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed – and energy expended – to validate each block compared to proof-of-work. See “Overview of the Ethereum Industry—Creation of New Ether” and “—Modifications to the Ether Protocol” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues – such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand – have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network causes network participants to fail to coalesce overwhelmingly around any particular solution, causing the Ethereum network to suffer reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause them to suffer operational disruptions. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Trust.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

The largest ether wallets are believed to hold, in aggregate, a significant percentage of the ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the validating power on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could manipulate the Ethereum blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

If a malicious actor or botnet obtains control of more than 50% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could manipulate the Ethereum blockchain, which could adversely affect the value of the Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Ethereum network, which could negatively impact the value of ether and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is believed that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether, which if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of the Shares.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or existing core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

A temporary or permanent “fork” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client, modify it and then propose that the other nodes (and users and validators of ether) support the modification (in the case of nodes, by downloading it into their own Ethereum Clients; in the case of validators and users who are not nodes, by continuing to use the Ethereum network rather than abandoning it or switching to a competing blockchain network).

The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code (although any user can do so). However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass of validators and users – such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network – must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. When a modification is introduced and a sufficiently broad critical mass of users and validators support the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the network remains uninterrupted. However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software, with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, the two networks would compete with each other for users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as certain Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.” A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain, and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017 the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational, security, legal or regulatory, or other risks for the Trust, the Sponsor, the Ether Custodian, Authorized Participants, or other entities.

Shareholders may not receive the benefits of any forks or “airdrops.”

Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.” The Sponsor has the right, in the Sponsor’s sole discretion, to determine: (i) with respect to any fork, airdrop or similar event, what action the Trust shall take, and (ii) what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. The Sponsor intends to evaluate each fork, airdrop or similar occurrence on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants, the Delaware Trustee, and the Ether Custodian. The Sponsor is under no obligation to realize any economic benefit from any Incidental Rights or IR Virtual Currency on behalf of the Trust.

There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Shareholders’ ability to realize a benefit, through their Shares in the Trust, from any such Incidental Rights or IR Virtual Currency. For instance, the Ether Custodian may not agree to provide access to the IR Virtual Currency. In addition, the Sponsor may determine that there is no safe or practical way to custody the IR Virtual Currency, or that trying to do so may pose an unacceptable risk to the Trust’s holdings in ether, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currency exceed the benefits of owning the IR Virtual Currency. Additionally, laws, regulation or other factors may prevent Shareholders from benefitting from the Incidental Right or IR Virtual Currency even if there is a safe and practical way to custody and secure the IR Virtual Currency. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currency, or there may not be a suitable market into which the Incidental Right or IR Virtual Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisers, that the Incidental Right or IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws or poses other legal or regulatory risks. In determining whether the Incidental Rights or IR Virtual Currency is, or may be, a security under federal securities laws, the Sponsor takes into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws. For these or other reasons, the Sponsor may determine, in its discretion, to cause the Trust to irrevocably and permanently abandon, for no consideration, such Incidental Right or IR Virtual Currency.

If the Sponsor determines to attempt to claim the Incidental Rights or IR Virtual Currency, it may elect to sell such assets for cash and distribute the cash proceeds (net of expenses and any applicable withholding taxes) or distribute them in-kind to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. There can be no assurance that any of these courses of action will prove to be successful, nor can there be any assurance as to the prices for any Incidental Rights or IR Virtual Currency that the Sponsor or agent may realize. The value of the Incidental Rights or IR Virtual Currency may increase or decrease before or after any sale by the Sponsor or the agent.

Although the Sponsor is under no obligation to do so, an inability to realize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops, and similar events, and any assets made available in connection with each, should consider investing in ether directly rather than purchasing Shares. In the event of a hard fork of the Ethereum network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Ethereum network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of ether, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Ethereum network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Ether Custodian, other service providers, the Index Administrator, cryptocurrency exchanges, or other market participants on what is generally accepted as ether and should therefore be considered “ether” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

Any name change and any associated rebranding initiative by the core developers of ether may not be favorably received by the digital asset community, which could negatively impact the value of ether and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on ether. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ether and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and decentralized finance (“DeFi”) protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Ethereum networks dictate requirements for participation in validation activity, and may impose penalties, or “slashing,” if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. If validators’ staked ether are slashed by the Ethereum network, their assets may be confiscated, withdrawn, or burnt by the network, resulting in losses to them. Furthermore, the Ethereum network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of ether. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets – including the ether held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Risk Factors Related to the Digital Asset Markets

The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the ether held by the Trust and fluctuations in the price of ether could adversely affect the value of the Shares. The market price of ether may be highly volatile, and subject to a number of factors, including:

●	an increase in the global ether supply or a decrease in global ether demand;

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset exchanges, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of ether as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Ethereum network, and their ability to meet user demands;

●	manipulative trading activity on digital asset exchanges, which, in many cases, are largely unregulated;

●	forks in the Ethereum network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or ether, and digital asset exchange rates;

●	consumer preferences and perceptions of ether specifically and digital assets generally;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset exchanges;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset exchanges, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, validators, and investors;

●	a “short squeeze” resulting from speculation on the price of ether, if aggregate short exposure exceeds the number of Shares available for purchase;

●	an active derivatives market for ether or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of ether as a form of payment or the purchase of ether on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as the COVID-19 outbreak;

●	fees associated with processing an ether transaction and the speed at which ether transactions are settled;

●	the maintenance, troubleshooting, and development of the Ethereum network including by validators and developers worldwide;

●	the ability for the Ethereum network to attract and retain validators to secure and confirm transactions accurately and efficiently;

●	ongoing technological viability and security of the Ethereum network and ether transactions, including vulnerabilities against hacks and scalability;

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governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Ethereum network, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset platforms;

●	interruptions in service from or closures or failures of major digital asset exchanges or their banking partners, or outages or system failures affecting the Ethereum network;

●	decreased confidence in digital assets and digital assets exchanges;

●	poor risk management or fraud by entities in the digital assets ecosystem;

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increased competition from other forms of digital assets or networks, including other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Ethereum network; and

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the Trust’s own acquisitions or dispositions of ether, since there is no limit on the number of ether that the Trust may acquire, and the Sponsor is an affiliate of BlackRock, which is a prominent participant in financial markets.

In addition, there is no assurance that ether will maintain its value in the long-, intermediate- or short- term. In the event that the price of ether declines, the Sponsor expects the value of the Shares to decline proportionately.

The value of ether as represented by the Index or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of ether has resulted, and may continue to result, in speculation regarding future appreciation in the value of ether, inflating and making the Index more volatile. As a result, ether may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Trust and could adversely affect the value of the Shares.

Because the Trust holds only ether, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust holds only ether. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of ether are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset exchanges, which may experience fraud, manipulation, security failures or operational problems, as well as the wider ether market, the value of ether and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.

Digital asset exchanges are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset exchanges do not provide this information. Digital asset exchanges may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset exchanges, including prominent exchanges that handle a significant volume of ether trading.

Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins.

Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Although bitcoin and ether are different assets, ether prices may be subject to similar activity. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets and/or negatively affect the market perception of digital assets.

The ether market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many ether trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital assset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins” (for more information, see “Risk Factors—Risk Factors Related to Digital Assets—Prices of Ether may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Ethereum network and result in greater volatility or decreases in the prices of ether. Furthermore, the closure or temporary shutdown of a digital asset exchange used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset exchange’s failure could adversely affect the value of the Shares.

The Index has a limited history, the Index price could fail to track the global ether price, and a failure of the Index price could adversely affect the value of the Shares.

The CF Benchmarks Index has a limited history and the Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from various constituent digital asset exchanges of the CF Benchmarks Index chosen by the Index Administrator (“Constituent Exchanges”). The Constituent Exchanges chosen by the Index Administrator could also change over time. The Index Administrator may remove or add Constituent Exchanges to the CF Benchmark Index in the future at its discretion. For more information on the inclusion criteria for Constituent Exchanges in the CF Benchmarks Index, see “Business of the Trust—Valuation of Ether; the CF Benchmarks Index.”

Although the Index is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of ether on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges. While the Index provides a U.S. dollar-denominated composite CF Benchmarks Index for the price of ether based on, in the case of the CF Benchmarks Index, the volume-weighted price of a ether on certain Constituent Exchanges, at any given time, the prices on each such Constituent Exchange or pricing source may not be equal to the value of a ether as represented by the Index. It is possible that the price of ether on the Constituent Exchanges could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Exchange, or the global market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether. To the extent such prices differ materially from the Index price, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

If the Index is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of ether, the price of the Shares may no longer track, whether temporarily or over time, the global market price of ether, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of ether. To the extent such prices differ materially from the market price for ether, investors may lose confidence in the Shares’ ability to track the market price of ether, which could adversely affect the value of the Shares.

The Index price used to calculate the value of the Trust’s ether may be volatile, adversely affecting the value of the Shares.

The price of ether on public digital asset exchanges has a very limited history, and during this history, ether prices on the digital asset markets more generally, and on digital asset exchanges individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset exchanges, the Index price, and the price of ether generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset exchanges is limited, the Index will necessarily be composed of a limited number of digital asset exchanges. If a digital asset exchange were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset exchange from the Index, which could skew the price of ether as represented by the Index. Trading on a limited number of digital asset exchanges may result in less favorable prices and decreased liquidity of ether and, therefore, could have an adverse effect on the value of the Shares.

Purchasing activity associated with acquiring ether required for the creation of Baskets may increase the market price of ether on the digital asset markets, which will result in higher prices for the Shares. Increases in the market price of ether may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of ether that may result from increased purchasing activity of ether connected with the issuance of Baskets. Consequently, the market price of ether may decline immediately after Baskets are created. Decreases in the market price of ether may also occur as a result of sales in secondary markets by other market participants. If the Index price declines, the value of the Shares will generally also decline.

The Index price being used to determine the net asset value of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the net asset value reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s net asset value determined using the Index pricing.

The Trust will determine the net asset value of the Trust on each Business Day based on the value of ether as reflected by the Index. The methodology used to calculate the Index price to value ether in determining the net asset value of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the Trust’s net asset value determined daily based on the Index. Such net asset value of the Trust determined using the Index Price may differ, in some cases significantly, from the net asset value reported in the Trust’s periodic financial statements.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of ether and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (CBDCs). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.

Prices of ether may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the ether market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the ether market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for ether. There have been reports that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered Federal Deposit Insurance Corporation (“FDIC”) receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. Similar to Tether, a large amount of USDC is issued as ERC-20 tokens on the Ethereum network. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, or the removal or migration of prominent stablecoins away from the Ethereum network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of December 31, 2022, ether was the second largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of December 31, 2022, there were over 22,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $661.7 billion (including the approximately $146 billion market cap of ether), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic, see “Overview of the Ethereum Industry —Introduction to ether and the Ethereum network—The DAO and Ethereum Classic.”

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Trust, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Trust’s ether holdings, the price of the Shares, the net asset value of the Trust and the NAV.

Additionally, the Trust and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded ether products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of ether.

Risk Factors Related to the Trust and the Shares

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

The impact of the COVID-19 pandemic has adversely affected the economies of many nations and the entire global economy as well as individual issuers, assets and capital markets and could continue to, and other future public health emergencies could, have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including ether, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID‑19 outbreak.

Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee, the Delaware Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of ether and the price of the Shares.

Further, future public health emergencies could also interfere with the operations of the Index or the Index Administrator, which the Sponsor uses to value the ether held by the trust calculate the net asset value of the Trust. The COVID-19 pandemic or other future public health emergencies could also cause the closure of futures exchanges, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses born by the Trust, and as a result, the value of the Shares may decrease over time.

The amount of ether represented by each Share will decrease over the life of the Trust due to the sales of ether necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of ether sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.

Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $[ ] per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Trust.

Because the Trust does not have any income, it needs to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share. New deposits of ether, received in exchange for new Shares issued by the Trust, do not reverse this trend.

A decrease in the amount of ether represented by each Share results in a decrease in its price even if the price of ether has not changed. To retain the Share’s original price, the price of ether has to increase. Without that increase, the lesser amount of ether represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of ether represented by each Share, you will sustain losses on your investment in Shares.

An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of ether, and will result in a more rapid decrease of the amount of ether represented by each Share and a corresponding decrease in its value.

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of ether.

The Sponsor does not actively manage the ether held by the Trust. This means that the Sponsor does not sell ether at times when its price is high, or acquire ether at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional ether investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of your Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the digital asset exchanges included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Ether Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if the Ethereum network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants.

In the event that one or more Authorized Participants withdraw from or cease participation in creation and redemption activity for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.

There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the value of ether decreases, these delays may result in a decrease in the value of the ether the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.

Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the underlying amount of ether, redemptions may be suspended during any period while regular trading on NASDAQ is suspended or restricted, or in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate ether. If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of ether decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the ether received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.

The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:

●	exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

●	exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

●

exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.

Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. However, the Trust has chosen to opt out of this extended transition period for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although Shares are listed for trading on NASDAQ, you should not assume that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of ether to and by the Ether Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of ether, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Prime Broker or Ether Custodian, the closing of ether trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Ethereum network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. Alternatively, in the case of a network outage or other problems affecting the Ethereum network, the processing of transactions on the Ethereum network may be disrupted, which in turn may prevent Market Makers (as defined in “Business of the Trust— Deposit of Ether; Issuance of Baskets”) from depositing or withdrawing ether from their accounts at the Prime Broker, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for ether should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering ether in return for Baskets, the price of the Shares may diverge from the value of ether.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “Description of the Shares and the Trust Agreement.”

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s account at the Ether Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account at the Ether Custodian or Trading Balance held with the Prime Broker will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Ether Custodian or Prime Broker is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Ether Custodian’s or Prime Broker’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Broker, are held on an omnibus, rather than segregated basis, which creates greater risk of loss.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Ether Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Ether Custodian, the relevant private keys (and therefore ether) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Ether Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Ether Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account at the Ether Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, resulting in a reduction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect the value of the Shares.

Ether transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Ethereum blockchain, an incorrect transfer or theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ether will regularly be made to or from the Trust’s account at the Ether Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from the Trust’s account at the Ether Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. For example, in September 2014, the Chinese digital asset exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 Litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred ether. The Trust will also be unable to convert or recover its ether transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

If the Custodian Agreement or Prime Broker Agreement is terminated or the Ether Custodian or Prime Broker fails to provide services as required, the Trustee may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s ether, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Ether Custodian, which is Coinbase Custody, and the Prime Broker, Coinbase Inc. to operate. Coinbase Custody performs essential functions in terms of safekeeping the Trust’s ether in the Vault Balance, and its affiliate, Coinbase Inc., in its capacity as Prime Broker, facilitates the selling of ether by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If Coinbase Custody or Coinbase Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

On March 22, 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the Securities Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. On June 6, 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the Securities Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. The SEC’s complaint against the Relevant Coinbase Entities does not allege that ether is a security nor does it allege that Coinbase Inc’s activities involving ether caused the alleged registration violations, and the Ether Custodian was not named as a defendant. The SEC’s complaint seeks a permanent injunction against the Relevant Coinbase Entities to prevent them from violations of the Exchange Act or Securities Act, disgorgement, civil monetary penalties, and such other relief as the court deems appropriate or necessary. Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action (including, for example, the litigation initiated by the SEC), to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Ether Custodian is not named in the complaint, if Coinbase Global, as the parent of the Ether Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trustee could decide to replace Coinbase Custody as the Ether Custodian with custody of the Trust’s ether, pursuant to the Custodial Services Agreement (the “Custodian Agreement”). Similarly, Coinbase Custody or Coinbase Inc. could terminate services under the Custodian Agreement or the Amended and Restated Coinbase Prime Broker Agreement (the “Prime Broker Agreement”) respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (a “Termination for Cause” is defined in the Custodian Agreement as (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender (as defined below), which may, from time to time, provide financing to the Trust in the form of Trade Credits). Transferring maintenance responsibilities of the Trust’s account at the Ether Custodian to another custodian will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit (as defined below) that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if Coinbase Custody or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Trustee may not be able to find a party willing to serve as the custodian of the Trust’s ether or as the Trust’s prime broker under the same terms as the current Custodian Agreement or Prime Broker Agreement or at all. To the extent that Trustee is not able to find a suitable party willing to serve as the custodian or prime broker, the Trustee may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified Custodian Agreement or Prime Broker Agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, Delaware Trustee, Sponsor, Trust Administrator, Cash Custodian and Ether Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s ether. While the Ether Custodian has advised the Sponsor that it has insurance coverage of up to $320 million that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s ether, resulting from theft, Shareholders cannot be assured that the Ether Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s ether, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Ether Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Ether Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the ether insurance market is limited, and the level of insurance maintained by the Ether Custodian may be substantially lower than the assets of the Trust. While the Ether Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Ether Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, or the Mutually Capped Liabilities (defined below), the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Ether Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. In general, the Ether Custodian is not liable under the Custodian Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. In the event of potential losses incurred by the Trust as a result of the Ether Custodian losing control of the Trust’s ether or failing to properly execute instructions on behalf of the Trust, the Ether Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Ether Custodian directly caused such losses. Furthermore, the insurance maintained by the Ether Custodian may be insufficient to cover its liabilities to the Trust.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, or the PB Mutually Capped Liabilities (defined below), the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (as defined below) (the “PB Mutually Capped Liabilities”), the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Ether Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Ether Custodian or Prime Broker in the virtual currency industry, there is a risk that customers’ assets – including the Trust’s assets – may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Ether Custodian (in the case of the Vault Balance), and customers – including the Trust – may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Custodian Agreement contains an agreement by the parties to treat the ether credited to the Trust’s Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Ether Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Ether Custodian’s parent, Coinbase Global, has stated in its most recent public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodian were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the Ether Custodian became subject to insolvency proceedings and a court were to rule that the custodied ether were part of the Ether Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the Ether Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the Ether Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Ether Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s ether and cash is held in omnibus accounts by the Prime Broker (in the latter case, as described below in “—Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance. The Prime Broker is not required to hold any of the ether or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of ether by the Ether Custodian or Prime Broker, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustee or the Sponsor, including in the event of a loss of ether by the Ether Custodian or Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates (including, among others, BlackRock), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Ether Custodian and Prime Broker. The Prime Broker Agreement and Custodian Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Custodian Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s ether that is not covered by the Ether Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

If the Trade Credits are not available, the Trust may face delays in selling ether that may adversely impact Shareholders; if the Trust does not repay the Trade Credits on time, its assets may be liquidated by the Trade Credit Lender and its affiliates.

To avoid having to pre-fund sales of ether to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, the Trust may borrow ether or cash as trade credit (“Trade Credit”) from Coinbase Credit, Inc. (the “Trade Credit Lender”) on a short-term basis pursuant to the Coinbase Credit Committed Trade Financing Agreement (the “Trade Financing Agreement”). There is a maximum amount of Trade Credit that the Trade Financing Agreement permits to be outstanding at any one time, and the Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such ether or cash are actually available to the Trade Credit Lender. To the extent that Trade Credits are not available to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, (1) there may be delays in the selling of ether related to paying the Sponsor’s Fee and, to the extent applicable, other Trust expenses, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Index price used to determine the Trust’s NAV. To the extent that the execution price for sales of ether related to paying the Sponsor’s Fee and, to the extent applicable, other Trust expenses deviate significantly from the Index price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or ether in order to sell ether through the Prime Broker.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust (or, if such day is not a business day, on the next business day). Pursuant to the Trade Financing Agreement, the Trust has granted a security interest, lien on, and right of set off against all of the Trust’s right, title and interest, in the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodian Agreement, in order to secure the repayment by the Trust of the Trade Credits and financing fees to the Trade Credit Lender. Upon a Termination for Cause, as defined in the Prime Broker Agreement, which includes a failure by the Trust to pay and settle in full its obligations to the Trade Credit Lender in respect of the financing it provides to the Trust in the form of Trade Credits, the Ether Custodian and the Prime Broker have agreed to comply with instructions from the Trade Credit Lender with respect to the disposition of the assets in the Trust’s Vault Balance and Trading Balance respectively without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Trade Credit Lender on time and in full, the Trade Credit Lender can take control of the Trust’s assets and liquidate them to repay the Trade Credit debt owed by the Trust to the Trade Credit Lender.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Prime Broker facilitates the selling of ether by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to effect the liquidation of the Trust’s ether. The Prime Broker relies on bank accounts to provide its trading platform services and including holding any cash related to a customer’s purchase or sale of ether. In particular, the Prime Broker has disclosed that customer cash held by the Prime Broker, including the cash associated with the Trust’s Trading Balance, is held in one or more banks accounts for the benefit of the Prime Broker’s customers, or in money market funds n compliance with Rule 2a-7 under the Investment Company Act of 1940 and rated “AAA” by S&P (or the equivalent from any eligible rating service), provided that such investments are held in accounts in Coinbase’s name for the benefit of customers and are permitted and held in accordance with state money transmitter laws (“Money Market Funds”). The Prime Broker has represented to the Sponsor that it has implemented the following policy with respect to the cash associated with the Trust’s Trading Balance. First any cash related to the Trust’s purchase or sale of ether will be held in an omnibus account in the Prime Broker’s name for the benefit of (“FBO”) its customers at each of multiple FDIC-insured banks (an “FBO Account”), or in a Money Market Fund. The amount of Trust cash held at each FBO account shall be in an amount at each bank that is the lower of (i) the FDIC insurance limit for deposit insurance and (ii) any bank-specific limit set by the Prime Broker for the applicable bank. Deposit insurance does not apply to cash held in a Money Market Fund. The Prime Broker has agreed to title the accounts in a manner designed to enable receipt of FDIC deposit insurance where applicable on a pass-through basis, but does not guarantee that pass-through insurance will apply since such insurance is dependent on the compliance of the bank. Second, to the extent the Trust’s cash in the Trading Balance in aggregate exceeds the amounts that can be maintained at the banks on the foregoing basis, the Prime Broker has represented that it currently conducts an overnight sweep of the excess into U.S. government money market funds. The Sponsor has not independently verified the Prime Broker’s representations. To the extent that the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Prime Broker’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Prime Broker holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Broker to move cash flows associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC, as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker in the Trust’s Trading Balance or associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash, in the Trust’s Trading Balance associated with the Trust’s orders to sell ether in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections. Although the Prime Broker has made certain representations to the Sponsor regarding the Prime Broker’s maintenance of records in a manner reasonably designed to qualify for FDIC insurance on a pass-through basis in connection with the accounts in which the Prime Broker maintains cash on behalf of its customers (including the Trust), there can be no assurance that such pass-through insurance will ultimately be made available. In addition, the Trust may maintain cash balances with the Prime Broker that are not insured or are in excess of the FDIC’s insurance limits, or which are maintained by the Prime Broker at Money Market fFunds and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold ether with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s ether that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer ether, including ether associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of ether is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s ether is sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

The Sponsor is solely responsible for determining the value of the net asset value of the Trust and NAV, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator determines the net asset value of the Trust and NAV as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Index, calculated at 4:00 p.m. ET, on such day. If the Trustee determines in good faith that the Index does not reflect an accurate ether price, then the Trustee will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of ether. To the extent that the net asset value of the Trust, NAV, the Index, or the Trustee’s, the Trust Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Trustee may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the net asset value of the Trust. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the Trust’s net asset value or NAV. The Trust’s periodic financial statements will be prepared in accordance with GAAP, including ASC Topic 820, and utilize an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the net asset value to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with the exception of those described in “ Business of the Trust—Trust Expenses.” Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the Ethereum blockchain, any Incidental Rights and any IR Virtual Currency); or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell ether, Incidental Rights and/or IR Virtual Currency held by the Trust or (ii) deliver ether, Incidental Rights and/or IR Virtual Currency in-kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of ether, Incidental Rights or IR Virtual Currency at a time when the trading prices for those assets are depressed.

The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of ether, Incidental Rights or IR Virtual Currency. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s ether, Incidental Rights or IR Virtual Currency may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver ether, Incidental Rights or IR Virtual Currency to the Sponsor or sell ether, Incidental Rights or IR Virtual Currency. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The Trust’s delivery or sale of ether to pay expenses or other operations of the Trust could result in Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of ether by the Trust to pay the Sponsor’s Fee or other expenses and each sale of ether by the Trust to pay Trust expenses not assumed by the Sponsor will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator, the Ether Custodian or the Cash Custodian under the Trust Documents.

Under the Trust Agreement and the Trust agreements with its service providers (“Trust Documents”) each of the Sponsor, the Trustee, the Delaware Trustee, the Trust Administrator and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Delaware Trustee, the Trust Administrator, or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether, Incidental Rights or IR Virtual Currency. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether, Incidental Rights or IR Virtual Currency. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether, Incidental Rights or IR Virtual Currency. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether, Incidental Rights or IR Virtual Currency. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Digital asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of ether or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of ether, validator activity, digital wallets, the provision of services related to trading and custodying ether, the operation of the Ethereum network, or the digital asset markets generally.

There is a lack of consensus regarding the regulation of digital assets, including ether, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or ether in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including ether and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. Moreover, President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and ether held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations, and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as an MSB and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling ether and therefore may adversely affect the price of ether and an investment in the Shares.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses, including addresses on the Ethereum network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Ethereum network were to adopt privacy-enhancing features, these features may provide law enforcement agencies with less visibility into transaction-level data. For example, “privacy pools,” zero knowledge proofs, and other technologies that could enhance privacy have been discussed by participants in the Ethereum network. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authorities in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term “CVC mixing” covers more than just transactions that involve CVC mixers like Tornado Cash, and seemingly could cover a broader range of conduct involving technologies, services, or methods that have the effect of obfuscating the source, destination, or amount of a CVC transaction, whether or not the obfuscation was intentional. If the rule were to be adopted as proposed and if the Ethereum network were to be deemed to or were to adopt features which come within the rule’s ambit, it could cause covered financial institutions – such as many virtual currency exchanges, or the Trust’s service providers, such as the Prime Broker or Cash Custodian – to reduce support for or cease offering services for ether or to the Trust, which could impair the utility of ether, the value of the Shares and the Trust's ability to operate in compliance with new laws and regulations.

A determination that ether or any other digital asset is a “security” may adversely affect the value of ether and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements made in the past by senior officials at the SEC and endorsed by its previous Chairman in a letter to a member of Congress appeared to indicate that the SEC did not consider ether to be a security at that time. However, a recent federal court decision ruled that the SEC has not to date issued a definitive statement of its position on whether ether is a security for purposes of federal law. HODL Law, PLLC v. Securities and Exchange Commission, Case No. 22-cv-1832-L-JLB, 2023 WL 4852322 (Jul. 28, 2023), at *6. The SEC staff has reportedly provided informal assurances in the past to a handful of promoters that their digital assets are not securities. On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. The CFTC has for years considered ether to be a commodity subject to its regulatory jurisdiction, and ether futures have been listed for years on CFTC-regulated exchanges while cleared ether swaps have been listed for trading on CFTC-regulated swap execution facilities not registered with the SEC without being deemed "mixed swaps" subject to joint CFTC and SEC jurisdiction to the Sponsor's knowledge.

Whether a digital asset is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

As part of determining whether ether is a security for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws, and other materials relevant to the status of ether as a security (or not). Finally, the Sponsor discusses the security status of ether with its external securities lawyers. Through this process the Sponsor believes that it is applying the proper legal standards in making a good faith determination that it believes ether is not presently a security under federal law in light of the uncertainties inherent in the Howey and Reves tests. In light of these uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that ether may currently be a security, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be a security under the federal securities laws notwithstanding the Sponsor’s prior conclusion; and the Sponsor’s prior conclusion, even if reasonable under the circumstances and made in good faith, would not preclude legal or regulatory action based on the presence of a security.

The Sponsor may dissolve the Trust if the Sponsor determines ether is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, and because the SEC has not taken a definitive position, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s ether is not a security, the Sponsor does not intend to dissolve the Trust on the basis that ether could at some future point be determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that ether is a security, or a court decision to that effect would be expected to have an immediate material adverse impact on the trading value of ether, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. The New York Attorney General alleged in a lawsuit filed in March 2023 that ether was a security under New York and federal securities law and that a cryptocurrency exchange that deals in ether, unlawfully failed to register as a securities dealer under New York state law. However, the New York Attorney General alleged in the alternative in the same case that ether was a commodity under both New York state and federal law.

If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. For example, in 2020 the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. The SEC’s action against XRP’s issuer underscores the continuing uncertainty around which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security.

In addition, if ether is determined to be a security, the Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any SEC or federal court determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. The sponsor of the Grayscale XRP Trust subsequently dissolved this trust and liquidated its assets. If the SEC or a federal court were to determine that ether is a security, it is likely that the value of the Shares of the Trust would decline significantly, and that the Trust itself may be terminated and, if practical, its assets liquidated.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new and it does not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of ether and therefore the value of the Shares.

Regulatory changes or other events in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset exchange Market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect digital asset networks (including the Ethereum network), the digital asset markets (including the ether market), and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example, if China or other foreign jurisdictions were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Ethereum network), the digital asset market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA is expected to pass the European Parliament in 2023 and come into effect in 2024. See “Overview of the Ethereum Industry—Government Oversight.”

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of ether. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or ether is impossible to predict, and such change could be substantial and adverse to the Trust and the value of the Shares.

If regulators subject the Trust, the Trustee or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Trust, the Trustee or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of the Trust, the Trustee or the Sponsor cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust, the Trustee or the Sponsor may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust, the Trustee or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation.

Such additional regulatory obligations may cause the Trust, the Trustee or the Sponsor to incur extraordinary expenses. If the Trust, the Trustee or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. The Trustee may decide to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Additionally, to the extent the Trust, the Trustee or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Trustee or the Sponsor, and have a material adverse effect on the price of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Ethereum blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Ethereum network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation.

The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for ether. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Prime Broker Agreement provides, among others, that if the Prime Broker conducts sanctions screening on a ether in-kind transaction deposited by an Authorized Participant and such screening results in the ether in-kind transaction being suspected or determined to be in violation of certain applicable sanctions laws, the Prime Broker and its affiliates, including the Ether Custodian, will (a) block or reject the deposit of such ether into the Trust’s Trading Account, where required by applicable sanctions laws, and (b) agree to promptly inform the Trust if any fund movement between an Authorized Participant’s account at the Prime Broker and the Trust’s account(s) involves such ether, so long as permitted by applicable law. However, there is no guarantee that such procedures will always be effective or that the Prime Broker and its affiliates will always perform their obligations. Such screening may also result in the ether identified by such screening being blocked or frozen by the Prime Broker, and thus made unavailable to the Trust. Moreover, the Prime Broker Agreement and Custodian Agreement require the Trust to attest that it has performed its own due diligence on the Authorized Participants it has contracted with to source ether from and has confirmed that the Authorized Participants and Market Makers, as applicable, have implemented policies, procedures and controls designed to comply with applicable anti-money laundering and applicable sanctions laws. Although the Trust arranges for such diligence to be performed, including by the Trust’s service providers, including the Sponsor or the Trustee or their affiliates, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. If the Authorized Participants or Market Makers have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Ether Custodian, under the Prime Broker Agreement and Custodian Agreement. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

Regulatory changes or interpretations could obligate the Trust, the Trustee or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which ether is treated. In particular, ether may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. The Sponsor, the Trustee and the Trust cannot be certain as to how future regulatory developments will impact the treatment of ether under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust, the Trustee and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trustee may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association (“NFA”) and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

To the extent that ether is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust, the Trustee and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor or the Trustee may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non‑recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor or the Trustee determines not to comply with such additional regulatory and registration requirements, the Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including ether, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including ether. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Ether Custodian and Prime Broker. It is possible that such amendments, if adopted, could prevent the Ether Custodian and Prime Broker from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Custodian Agreement and Prime Broker Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Ether Custodian and Prime Broker currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of ether) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected.

Further, the proposed amendments could have a severe negative impact on the price of ether and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to ether, or causing certain holders of ether to sell their holdings.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust has taken certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Trust might not qualify as a grantor trust.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital currency for U.S. federal income tax purposes is uncertain.

Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the ether (and, if applicable, any Incidental Rights and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the Internal Revenue Service (“IRS”) released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital currency that are not within the scope of the Notice.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any future guidance on the treatment of digital currencies for U.S. federal income tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of ether in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as ether, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of ether in digital asset exchanges, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. Other states have not issued any guidance on these points, and could take different positions (e.g., imposing sales taxes on purchases and sales of digital currencies for fiat currency), and states that have issued guidance on their tax treatment of digital currencies could update or change their tax treatment of digital currencies. It is unclear what further guidance on the treatment of digital currencies for state or local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally.

The treatment of digital currencies for tax purposes by non‑U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non‑U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of ether users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for ether in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non‑U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of ether in digital asset exchanges. As a result, any such future guidance could have an adverse effect on the value of the Shares.

A U.S. Tax-Exempt Shareholder may recognize “unrelated business taxable income” a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. Tax-Exempt Shareholder (as defined under “U.S. Federal Income Tax Consequences” below) would constitute “unrelated business taxable income” (“UBTI”). Tax-exempt Shareholders should consult their tax advisers regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of ether (such as sales of ether to obtain fiat currency with which to pay the Sponsor’s Fee or Trust expenses, and including deemed sales of ether as a result of the Trust using ether to pay the Sponsor’s Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

A hard “fork” of the ether blockchain could result in Shareholders incurring a tax liability.

If a hard fork occurs in the ether blockchain, the Trust could hold both the original ether and the alternative new ether. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. Moreover, if such an event occurs, the Trust Agreement provides that the Sponsor shall have the discretion to determine whether the original or the alternative asset shall constitute ether. The Trust shall treat whichever asset the Sponsor determines is not ether as Incidental Rights or IR Virtual Currency. The Sponsor could determine, in its sole discretion, to take action to claim such Incidental Rights or IR Virtual Currency, including selling Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds to Shareholders, or distributing Incidental Rights and/or IR Virtual Currency in-kind to the Shareholders or to an agent acting on behalf of the Shareholders for sale by such agent.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders (as defined under “U.S. Federal Income Tax Consequences” below) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a Non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency.

The receipt, distribution and/or sale of the alternative ether may cause Shareholders to incur a United States federal, state, and/or local, or non-U.S., tax liability. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns they would not otherwise be required to prepare and file.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	the Trust has agreed to indemnify the Sponsor, the Delaware Trustee, the Trustee and their respective affiliates pursuant to the Trust Agreement;

●	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

●

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●

affiliates of the Sponsor may start to have substantial direct investments in ether, stablecoins (such as USDC), or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

●	there is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent legal representation with respect to the Trust;

●	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●

BlackRock expects to receive compensation from an affiliate of the Ether Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients; and

●

the Sponsor may appoint an agent to act on behalf of the Shareholders, including in connection with the distribution of any Incidental Rights and/or IR Virtual Currency, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

Investment vehicles advised or managed by affiliates of the Sponsor hold a minority interest in Coinbase Global, the parent of Coinbase Inc., which serves as the Trust's Prime Broker and operates one of the digital asset exchanges included in the Index price and is the parent of the Ether Custodian.

Investment vehicles advised or managed by affiliates of the Sponsor own shares in many public companies listed in the United States, including Coinbase Global, the parent of Coinbase Inc. which operates the Coinbase exchange and serves as the Trust's Prime Broker. The Trust values its digital assets by reference to the Index price. Coinbase is one of the digital asset exchanges included in the Index. The Sponsor values its digital assets by reference to the Index price. Coinbase is one of the digital asset exchanges included in the Index.

Although neither the Sponsor nor any affiliates of the Sponsor nor any investment vehicles managed or advised by any of them exercise control over Coinbase, it is possible that positions of investment vehicles managed by affiliates of the Sponsor in Coinbase may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor Coinbase's interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by Coinbase as Prime Broker. Similarly, investors could have concerns that the Sponsor or affiliates of the Sponsor could influence market data provided by Coinbase in a way that benefits the Sponsor, for example by artificially inflating the values of ether in order to increase the Sponsor’s fees. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Coinbase Global is also the parent company of the Ether Custodian, Coinbase Custody Trust Company, LLC. The Ether Custodian serves as a fiduciary and custodian on the Trust’s behalf, and is responsible for safeguarding digital assets held by the Trust, and holding the private keys that provide access to the Trust’s digital wallets and vaults. The positions of investment vehicles managed by affiliates of the Sponsor in the parent company of the Ether Custodian may present risks to Shareholders to the extent affiliates of the Sponsor cause the Sponsor to favor the Ether Custodian’s interests over the interests of the Trust or its Shareholders with respect to, for example, fees charged, and the quality of service provided by the Ether Custodian. Similarly, it is possible that investors could have concerns that the interests owned by investment vehicles managed by affiliates of the Sponsor in Coinbase could cause it to refrain from taking actions that are in the best interests of the Trust but that could harm the Ether Custodian. This could make the Trust’s Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect Share trading prices.

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its ether.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.

Although the Ether Custodian is a fiduciary with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.

The Ether Custodian has represented that it is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s ether in trust on the Trust’s behalf. However, the Ether Custodian may terminate the Custodian Agreement for cause at any time, and the Ether Custodian can terminate the Custodian Agreement for any reason upon providing the applicable notice provided under the Custodian Agreement. If the Ether Custodian resigns, is removed, or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may dissolve the Trust in accordance with the terms of the Trust Agreement.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Shareholders and Authorized Participants lack the right under the Custodian Agreement to assert claims directly against the Ether Custodian, which significantly limits their options for recourse.

Neither the Shareholders nor any Authorized Participant have a right under the Custodian Agreement to assert a claim against the Ether Custodian. Claims under the Custodian Agreement may only be asserted by the Trustee on behalf of the Trust.

There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, Trustee, or the BlackRock Affiliates will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which ether is the referenced asset, there is no way to guarantee that every employee, officer, director, or similar person associated the Sponsor, Trustee, or the BlackRock Affiliates (as defined in “Conflicts of Interest—General”) will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to ether. If such employees or others affiliated with the Trust, Sponsor, Trustee, or Affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Trust, Sponsor, Trustee or relevant Affiliate respectively could be the target of civil or criminal fines, penalties, punishments, or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor, the Trustee and the BlackRock Affiliates may also participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Risk Factors Related to ERISA

In General.

Notwithstanding the commercially reasonable efforts of the Sponsor, it is possible that the underlying assets of the Trust will be deemed to include “plan assets” for the purposes of Title I of ERISA or Section 4975 of the Code. If the assets of the Trust were deemed to be “plan assets,” this could result in, among other things, (i) the application of the prudence and other fiduciary standards of ERISA to investments made by the Trust and (ii) the possibility that certain transactions in which the Trust might otherwise seek to engage in the ordinary course of its business and operation could constitute non-exempt “prohibited transactions” under Section 406 of ERISA and/or Section 4975 of the Code, which could restrict the Trust from entering into an otherwise desirable investment or from entering into an otherwise favorable transaction. In addition, fiduciaries who decide to invest in the Trust could, under certain circumstances, be liable for “prohibited transactions” or other violations as a result of their investment in the Trust or as co-fiduciaries for actions taken by or on behalf of the Trust or the Sponsor. There may be other federal, state, local, non-U.S. law or regulation that contains one or more provisions that are similar to the foregoing provisions of ERISA and the Code that may also apply to an investment in the Trust.

Seed Capital Investor

The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more Benefit Plan Investors considering an investment in the Trust. Given the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust (as described in “Seed Capital Investor”), the Trust would be a Party in Interest to any Benefit Plan Investor with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Benefit Plan Investor in the Trust would be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of Benefit Plan Investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each Plan, and it is the responsibility of the appropriate fiduciary of each investing Plan to ensure that any investment in the Trust by such Plan is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, including the Seed Creation Baskets issued to the Seed Capital Investor, consist of ether deposits. Such deposits are held by the Ether Custodian or Prime Broker on behalf of the Trust until (1) delivered to Authorized Participants in connection with redemptions of Baskets or (2) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. See “Business of the Trust—Trust Expenses.”

OVERVIEW OF THE ETHEREUM INDUSTRY

Introduction

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. The Ethereum network allows people to exchange tokens of value, called Ether or ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “—Limits on ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “—Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with Bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Decentralized applications may be controlled by a single user or small group. See “Risk Factors—Risk Factors Related to Digital Assets—Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay transaction fees to the protocol itself and to validators. Unlike other digital assets, such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “—Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

Moreover, the Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of December 31, 2022, it is believed that a majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. Over the course of 2022, between $20 billion and $98 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network.

In addition, the Ethereum network and other smart contract platforms have been used for creating NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. Instead, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock.it announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether tokens to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO smart contract code to syphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision over whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as Ethereum Classic, and its native token as ether classic (ETC), preserving the untampered transaction history (including The DAO theft). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum network of the transaction by broadcasting the transaction data to its network peers. The Ethereum network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Ethereum blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain), or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can either run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate through nodes whose Ethereum Clients have an extra piece of software that permits the node to perform validation transactions. In a proof-of-stake consensus protocol like that used by the Ethereum network, validators compete to be randomly selected to validate transactions. A validator must stake 32 ether to become a validator, which allows them to activate a unique validator key pair (consisting of a public and private validator key). Each 32 ether that is staked results in issuance of a validator key pair, meaning that multiple validators can operate through a single validator node (including a validator node operated by a third party as a service). There are two types of validators, those who propose blocks (“proposers”) and those who participate in a committee which approves the block (“attesters”). Staking more ether (in chunks of 32 ether) can increase the numerical chances that a given validator will be randomly selected. When a validator is randomly selected by the protocol’s algorithm to propose a block, it creates that block, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If – once created – the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is broadcast to the Ethereum network and added to the Ethereum blockchain. Any smart contract code that has been called by the transaction request is also executed (provided the base fee is paid for the Ethereum network’s computational power associated with executing the code, and up to the amount of the base fee). Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender and recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

As a reward for their services in adding the block to the Blockchain, both the proposing validator and the attesting validators receive newly minted ether from the Ethereum network. If the proposing validator’s block is determined to be faulty or to break protocol rules by the approving validator committee, the proposer is penalized by having their staked ether reduced. Validators can also be penalized for attesting to transactions that break protocol rules or are inconsistent with the majority of other validators, or for inactivity or missing attestations that the Ethereum network protocol assigned to them. In extreme cases, a proposing or attesting validator can be “slashed”, meaning forcibly ejected by other validators, with their staked ether continuously drained, potentially up to the loss of their entire stake. In this way, the Ethereum network attempts to reduce double-spend and other attacks by validators and incentivize validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding ether or the reallocation of ownership of certain ether in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. If a transaction can also take place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets such as Bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, ether supply and issuance rate varies based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution, but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022 and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Every 12 seconds, approximately, a new block is added to the Ethereum blockchain with the latest transactions processed by the network, and the validator that generated this block is awarded ether.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022 the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. Following the Merge, approximately 1,700 ether are issued per day, though the issuance rate varies based on the number of validators on the network. In addition, the issuance of new ether could be partially or completely offset by the burn mechanism introduced by the EIP-1559 modification, under which ether are removed from supply at a rate that varies with network usage. See “—Modifications to the ether Protocol.” On occasion, the ether supply has been deflationary over a 24 hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change, but in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term.

As of [December 31, 2022], approximately 120 million ether were outstanding.

Modifications to the Ethereum Protocol

The Ethereum network is an open source project with no official developer or group of developers that controls it. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be automatically adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass (in practice, a substantial majority) of validators and users – such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network – must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. If a modification is accepted only by a percentage of nodes, a division in the Ethereum network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent “fork” could adversely affect an investment in the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum network only if accepted by a sufficiently broad cross-section of the Ethereum network’s participants.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial of service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as miners) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was only given to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues – such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand – have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those which would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions which are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation, via a fraud proof, in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels”, which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel), “side chains”, in which an entire Layer 2 blockchain network with similar capabilities to the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network, and others. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate the fees paid to validators. EIP 1559 resulted in the splitting of fees into two components: a base fee and tip. Ether used to pay the base fee is as a result of EIP 1559 removed from circulation, or “burnt,” and the tip is paid to validators. EIP-1559 has reduced the total net issuance of ether fees to validators. Future updates may impact the supply of or demand for ether or its price.

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. As of the date of this prospectus, the top three largest staking pools controlled nearly 50% of the ether staked on the Ethereum network.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of Ethereum. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to compete to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Any malicious activity, such as validating multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the penalization or, in extreme cases, slashing of a portion of the staked coins.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. When a validator confirms a transaction, the validator receives fees, including a base fee and a discretionary tip. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, particularly tips, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by increasing offered transaction fees to incentivize validators to give their submitted transaction requests priority. Certain software services, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset exchanges by volume traded. Coinbase Custody Trust Company, LLC, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store ether for users. As the Ethereum network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of December 31, 2022, more than 22,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. In addition, while ether was the first digital asset with a network that served as a smart contracts platform, a number of newer digital assets also function as smart contracts platforms, including Solana, Avalanche and Cardano. Some industry groups are also creating private, permissioned blockchain versions of Ethereum.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Biden’s March 9, 2022 Executive Order, asserting that technological advances and the rapid growth of the digital asset markets “necessitate an evaluation and alignment of the United States Government approach to digital assets,” signals an ongoing focus on digital asset policy and regulation in the United States. A number of reports issued pursuant to the Executive Order have focused on various risks related to the digital asset ecosystem, and have recommended additional legislation and regulatory oversight. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. At the same time, the chair has also stated that the SEC has authority under existing laws to regulate the digital asset sector.

The SEC has also recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule under Rule 406(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. For example:

●

China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges.

●

South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. South Korea has also banned initial coin offerings.

●

The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●

The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (“FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●

The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA is expected to pass the European Parliament in 2023 and come into effect in 2024.

●

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Ethereum ecosystem in the United States and globally, or otherwise negatively affect the value of ether held by the Trust. The effect of any future regulatory change on the Trust or the ether held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the ether deposited with the Ether Custodian as consideration, (2) selling or delivering ether, Incidental Rights and IR Virtual Currency as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering ether in exchange for Baskets surrendered for redemption.

In addition, the Trust may engage in any lawful activity necessary or desirable in order to facilitate Shareholders’ access to Incidental Rights or IR Virtual Currency, provided that such activities do not conflict with the terms of the Trust Agreement. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of ether.

Trust Objective

The Trust seeks to reflect generally the performance of the price of ether. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in ether rather than by acquiring, holding and trading ether directly on a peer-to-peer or other basis or via a digital asset exchange. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in ether, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the price of ether owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in ether, they provide investors with an alternative method of achieving investment exposure to the price of ether through the securities market, which may be more familiar to them.

An investment in Shares is:

Backed by ether held by the Ether Custodian on behalf of the Trust.

The Shares are backed by the assets of the Trust. The Ether Custodian will keep custody of all of the Trust’s ether, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in the Cold Vault Balance, with any remainder of the Vault Balance held as part of a Hot Vault Balance. The hardware, software, systems, and procedures of the Ether Custodian may not be available or cost-effective for many investors to access directly. A portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Ether Custodian, in the Trading Balance, in connection with in-kind creations and redemptions of Baskets and the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of clients.

As convenient and easy to handle as any other investment in shares.

Investors may purchase and sell Shares through traditional securities brokerage accounts, and can avoid the complexities of handling ether directly (e.g., managing wallets and public and private keys themselves, or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.

Listed.

Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on NASDAQ under the ticker symbol “[      ].”

Competition

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded ether products. There can be no assurance that the Trust will achieve initial market acceptance and scale due to competition.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of ether before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major ether markets and NASDAQ. While the Shares will trade on NASDAQ until 4:00 p.m. ET, liquidity in the market for ether may be reduced, negatively affecting the trading volume; alternatively, developments in ether markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of ether trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NASDAQ trading hours will not be reflected in trading prices of the Shares until trading on the NASDAQ opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of ether, and that the Trust will utilize a Basket of [      ] shares which would equate to [ ] (assuming an initial NAV of [ ] per share compared to the average daily trading volume of ether in excess of [ ]), the Sponsor believes that the Basket size of [      ] shares will enable Authorized Participants and Market Makers to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Trustee and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

Net Asset Value

Net asset value of the Trust will be equal to the total assets of the Trust, including but not limited to, all ether and cash less total liabilities of the Trust, each determined by the Sponsor pursuant to policies established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Index price to value ether in determining the net asset value of the Trust may not be deemed consistent with GAAP.

The Sponsor has the exclusive authority to determine the net asset value of the Trust, which it has delegated to the Trustee under the Trust Agreement. The Trustee has delegated to the Trust Administrator the responsibility to calculate the net asset value of the Trust and the NAV, based on a pricing source selected by the Trustee. The Trust Administrator will determine the net asset value of the Trust each Business Day. In determining the net asset value of the Trust, the Trust Administrator values the ether held by the Trust based on the Index, unless otherwise determined by the Sponsor in its sole discretion. The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index. If the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor.

The Trust’s periodic financial statements may not utilize net asset value of the Trust to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with ASC Topic 820 and utilize an exchange-traded price from the Trust’s principal market for ether as of 11:59 p.m. ET on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

Valuation of ether; The CF Benchmarks Index

On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust evaluates the ether held by the Trust as reflected by the CF Benchmarks Index and determines the net asset value of the Trust and the NAV. For purposes of making these calculations, a Business Day means any day other than a day when NASDAQ is closed for regular trading.

CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under UK BMR. The Index Administrator is CF Benchmarks Ltd a UK incorporated company authorized and regulated by the UK FCA as a Benchmark Administrator.

The CF Benchmarks Index was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ether), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several ether exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Exchanges, as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, and trade price for each transaction.

●	The list is partitioned by timestamp into 12 equally-sized time intervals of 5 (five) minute length.

●

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Exchanges. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Reference Rate is then determined by the equally-weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot ETH-USD transactions conducted on Constituent Exchanges within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Exchange in the ETH/USD pair that is reported and disseminated by a Constituent Exchange through its publicly available API and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of ether, third parties may be able to purchase and sell ether on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.

The following provides a hypothetical example of the CF Benchmarks Index calculation*:

1.	On a given calculation day, the below Relevant Transactions are observed in Constituent Exchange APIs by CF Benchmarks at 4:01 p.m. ET:

Partition	Time (New York)	Price ($)	Volume (ETH)	Constituent Exchange
1	15:00:00:640	2777.911	0.368549	Coinbase
1	15:00:19:920	2776.622	0.217384	Kraken
1	15:00:21:291	2778.132	1.12461	LMAX Digital
1	15:00:24:490	2777.895	0.381697	Gemini
1	15:00:40:321	2777.911	0.286672	itBit
1	15:01:02:241	2776.622	0.145404	Coinbase
1	15:01:02:340	2777.911	0.01	Bitstamp
1	15:01:02:912	2769.937	0.116554	Kraken
1	15:04:02:241	2776.622	0.1107	Bitstamp
2	15:07:12:187	2774.168	0.858513	LMAX Digital
2	15:08:34:412	2769.994	0.204653	Gemini
2	15:09:02:241	2769.814	0.471316	itBit
3	15:11:32:342	2769.937	0.2423	Bitstamp
3	15:11:41:243	2771.932	0.338709	LMAX Digital
3	15:12:04:288	2768.433	0.632132	itBit
3	15:12:34:342	2769.739	0.239057	Coinbase
3	15:12:51:423	2772.144	0.310399	Kraken
3	15:13:00:012	2772	0.55687	LMAX Digital
3	15:13:16:798	2772.144	1.0346	Bitstamp
3	15:14:02:117	2772.634	0.02145	Kraken
3	15:14:22:911	2772.634	0.7898	Bitstamp
4	15:17:26:008	2771.996	0.746878	LMAX Digital
4	15:18:51:181	2769.963	0.400451	LMAX Digital
5	15:20:10:721	2774.232	1.066456	LMAX Digital
5	15:20:16:621	2773.021	0.009045	Kraken
5	15:21:01:046	2772.965	0.320625	Coinbase
5	15:21:06:621	2773.021	0.3116	Bitstamp
5	15:21:06:621	2772.433	0.338928	itBit
5	15:21:11:046	2773.924	0.073699	LMAX Digital
5	15:22:54:746	2774.128	0.902612	itBit
5	15:23:04:946	2776.036	0.5123	Bitstamp
5	15:23:21:946	2774.132	0.100123	Kraken
6	15:28:01:756	2776.194	0.6871	Bitstamp
6	15:28:01:756	2776.124	0.219149	Kraken
6	15:28:06:119	2776.334	0.545019	Gemini
6	15:29:06:256	2776.209	0.171909	Coinbase
7	15:30:01:079	2779.087	0.037664	Gemini
7	15:30:56:299	2776.967	0.438336	LMAX Digital
7	15:31:02:447	2779.166	0.457816	Coinbase
7	15:32:29:991	2780.434	0.031638	Coinbase
7	15:32:29:991	2778.166	1.015881	Gemini
7	15:33:02:448	2780.131	0.3684	Bitstamp
7	15:33:26:912	2770.968	0.935746	Kraken
8	15:37:18:465	2778.822	0.720667	LMAX Digital
8	15:38:10:645	2774.236	0.213356	Kraken
8	15:38:44:651	2773.926	0.350778	Kraken
8	15:38:48:651	2778.898	0.966563	LMAX Digital

8	15:39:00:901	2779.621	0.518239	LMAX Digital
8	15:39:01:001	2776.236	0.150552	Kraken
9	15:40:39:008	2780.126	1.380141	LMAX Digital
9	15:41:29:990	2780.009	0.9811	Bitstamp
9	15:42:29:990	2781.128	0.329528	Kraken
10	15:45:18:506	2779.322	0.0678	Bitstamp
10	15:48:41:659	2779.428	0.01334	Coinbase
11	15:51:22:904	2779.166	0.147674	Coinbase
11	15:51:36:004	2780.001	0.175802	Gemini
11	15:51:52:917	2781.866	0.384795	Gemini
11	15:52:01:017	2780.162	0.323228	Coinbase
11	15:52:04:056	2783.122	1.407056	Kraken
11	15:52:11:750	2781.194	0.095376	LMAX Digital
11	15:52:24:561	2780.136	1.380156	Coinbase
11	15:53:42:407	2784.084	1.546942	LMAX Digital
11	15:53:45:078	2780.736	0.314685	Coinbase
11	15:53:55:081	2782.961	1.074128	Kraken
12	15:57:11:747	2780.834	0.643043	Gemini
12	15:57:41:874	2780.934	0.062376	itBit
12	15:57:49:994	2781.126	0.517372	Coinbase
12	15:57:51:924	2784.469	0.423776	Kraken
12	15:58:02:227	2782.977	2.35678	LMAX Digital
12	15:58:22:781	2781.001	1.0117	itBit
12	15:59:32:011	2783.384	0.693902	Coinbase
12	15:59:41:811	2783.102	0.374625	Gemini
12	15:59:52:197	2785.197	0.696728	Kraken
12	15:59:56:228	2783.936	0.270142	Coinbase
12	15:59:58:690	2784.436	0.719425	Coinbase

2.	The Index Administrator segments these transactions by their timestamp into 12 partitions of equal 5-minute length as shown in the first column of the above table.

3.	The Index Administrator calculates the volume weighted median price for each partition, the result of which is shown below:

Partition	Volume (ETH)	Volume Weighted Median Price ($)
1	2.7616	2,777.91
2	1.5345	2,774.17
3	4.1653	2,772.14
4	1.1473	2,772.00
5	3.6354	2,774.13
6	1.6232	2,776.19
7	3.2855	2,778.17
8	2.9202	2,778.9
9	2.6908	2,780.13
10	0.0811	2,779.32
11	6.8498	2,782.96
12	7.7699	2.782.98

4.	The average of the 12 Volume Weighted Medians is calculated to be $2,777.42.

5.

The Volume Weighted Median for all transactions observed from each Constituent Exchange is then calculated individually, the median of these six Volume Weighted Medians and the percentage deviation of each Constituent Exchange Volume Weighted Median from this median is also calculated to determine whether the deviation is greater than 10% (where in accordance with the Potentially Erroneous Data provisions of the Index Methodology the transaction data for any Constituent Exchange that exhibits this is removed from the calculation). As can be seen in the below table the deviation exhibited by each Constituent Exchange is well within 10% and hence all Constituent Platform transaction data is used to determine the Index.

Constituent Platform Volume Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Bitstamp	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Median of VWMs
Volume Weighted Median ($)	2,776.04	2,780.14	2,778.17	2,774.13	2,782.96	2,778.90	2,778.54
Deviation to Median	0.09%	0.06%	0.01%	0.16%	0.16%	0.01%

6.	The Index price for the given calculation date is $2,777.42

* Source: Cf Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee, whose Founding Charter and quarterly meeting minutes are publicly available.

As of September 30, 2023, the Constituent Exchanges included in the CF Benchmarks Index that is utilized by the Trust are Coinbase, Bitstamp, itBit, Kraken, Gemini, and LMAX Digital.

Coinbase: A U.S.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states.

Bitstamp: A U.K.-based exchange registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as money transmitter in various U.S. states.

itbit: a U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

Kraken is a U.S.-based exchange that is registered as an MSB with FinCEN in various U.S. states, Kraken is registered with the FCA and is authorized by the Central Bank of Ireland as a Virtual Asset Service Provider (“VASP”). Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency (“JFSA”) and the Canadian Securities Administrators (“CSA”).

Gemini is a U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

LMAX Digital: A Gibraltar based exchange regulated by the Gibraltar Financial Services Commission (‟GFSCˮ) as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K-based operator of a FCA regulated Multilateral Trading Facility and Broker-Dealer.

The six Constituent Exchanges that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective ETH/USD markets over the preceding four calendar quarters listed in the table below:

Period	Bitstamp	Coinbase	Gemini	Kraken	LMAX Digital	itBit
Q4 2022	1,681,921,627	43,068,210,624	1,074,463,315	4,499,448,880	3,869,989,958	204,793,649
Q1 2023	1,720,046,119	30,327,016,164	575,088,320	4,618,989,230	4,307,987,190	244,795,144
Q2 2023	1,296,972,398	17,231,962,356	477,254,055	3,994,710,143	4,341,396,245	159,607,830
Q3 2023	855,983,168	11,629,578,372	290,762,029	2,036,959,866	2,296,800,888	132,853,929

The market share for ETH/USD trading of the six Constituent Exchanges over the past four calendar quarters is shown in the table below:

Period	Bitstamp	Coinbase	Gemini	Kraken	LMAX Digital	itBit	Others
Q4 2022	2.43%	69.37%	1.61%	6.70%	5.40%	0.31%	14.19%
Q1 2023	3.24%	58.09%	1.19%	8.92%	8.46%	0.47%	19.63%
Q2 2023	4.00%	56.54%	1.80%	13.10%	14.26%	0.56%	9.75%
Q3 2023	3.89%	54.95%	1.62%	9.38%	11.04%	0.72%	18.41%

The selection of exchanges for use in the CF Benchmarks Index is based on the accessible venues on which the Trust will primarily execute transactions. This list of exchanges on which the Trust executes transactions may evolve from time to time, and the Index Administrator may make changes to the Constituent Exchanges comprising the Index from time to time for this or other reasons. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Index, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports.

The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The domicile, regulation and legal compliance of the ether exchanges included in the CF Benchmarks Index varies. Further information regarding each ether exchange may be found, where available, on the websites for such ether exchanges and public registers for compliance with local regulations, among other places.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN BLACKROCK FUND ADVISORS PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY BLACKROCK FUND ADVISORS PRODUCTS OR SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE BLACKROCK FUND ADVISORS PRODUCTS AND SERVICES. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO BLACKROCK FUND ADVISORS AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[      ] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $[      ] per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Sponsor’s Fee is accrued daily at an annualized rate equal to [      ]% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the ether blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Ether Custodian, Prime Broker, Trust Administrator, or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell ether to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of ether held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell ether to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of ether represented by each Share.

To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert ether into U.S. dollars or other fiat currencies at the prevailing exchange rate (less applicable fees) which the Sponsor is able to obtain using commercially reasonable efforts. The number of ether represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling ether.

The quantity of ether to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor, will vary from time to time depending on the level of the Trust’s expenses and the value of ether held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of ether, Incidental Rights and IR Virtual Currency by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “U.S. Federal Income Tax Consequences.”

In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust sells ether to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor—The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of ether. As a result of the recurring sales of ether necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the net asset value of the Trust and, correspondingly, the fractional amount of ether represented by each Share will decrease over the life of the Trust. New deposits of ether, received in exchange for additional new Baskets issued by the Trust, do not reverse this trend.

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of ether discussed above on the fractional amount of ether represented by each outstanding Share. It assumes that the only sales of ether will be those needed to pay the Sponsor’s Fee and that the price of ether and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of ether represented by each Share.

Calculation of NAV:

Sponsor’s Fee of [ ]%
	Year 1		Year 2		Year 3
Hypothetical ether price	$ [ ]		$ [ ]		$ [ ]
Sponsor’s Fee	[ ]	%	[ ]	%	[ ]	%
Shares of Trust, beginning	[ ]		[ ]		[ ]
Ether in Trust, beginning	[ ]		[ ]		[ ]
Beginning net asset value of the Trust	$ [ ]		$ [ ]		$ [ ]
Ether to be sold to cover the Sponsor’s Fee*	[ ]		[ ]		[ ]
Ether in Trust, ending	[ ]		[ ]		[ ]
Ending net asset value of the Trust	$ [ ]		$ [ ]		$ [ ]
Ending NAV	$ [ ]		$ [ ]		$ [ ]

*

The calculation assumes that the sale of ether and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur at least quarterly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust was formed on November 9, 2023. The purpose of the Trust is to own ether transferred to the Trust in exchange for Shares issued by the Trust. The Trust is governed by the Trust Agreement among the Sponsor, the Trustee, the Delaware Trustee, the registered holders and beneficial owners of Shares and all persons that deposit ether for the purpose of creating Shares. The Trust Agreement sets out the rights of depositors of ether and registered holders of Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of ether held by the Ether Custodian on behalf of the Trust. However, the Trust is expected to make sales of ether at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor. Such sales result in the Trust holding cash for brief periods of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Ether Custodians, an Authorized Participant, or any other third party, which is settled in cash. If the Trust receives cash or any property other than ether, the Trust Agreement provides that the Trustee will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received, (ii) if the Trust will not distribute all of the cash received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Trust to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor, and (iii) distribute any cash that will not be promptly used as described in the preceding prong (ii). If the Trust does not sell or distribute the cash or other property accordingly, the Trust Agreement provides that no deposits of ether will be accepted (i.e., there will be no issuance of new Shares). The Trustee will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “–Cash and Other Distributions.” The Trust issues Shares only in Baskets of [      ] or integral multiples thereof. Baskets may be redeemed by the Trust in exchange for the amount of ether represented by the aggregate number of Shares redeemed. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.

Deposit of Ether; Issuance of Baskets

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of [      ] Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee, can place orders to receive Baskets in exchange for ether. Authorized Participants or designated third parties, which may be affiliates (each, acting in such capacity, a “Market Maker”) will deliver ether related to the Authorized Participant’s purchase order from the Market Maker’s prime brokerage account at the Prime Broker to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.

A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets. Under an ETF Services Agreement (the “ETF Services Agreement”), the Trust has retained BRIL, an affiliate of the Trustee, to perform ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each purchase order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being purchased. The Custody Transactions Costs is a flat fee per order regardless of the number of Baskets being purchased.

Upon the deposit by the Market Maker of the corresponding amount of ether with the Prime Broker (the deposit of ether will initially be credited to the Trust’s Trading Balance with the Prime Broker before being deposited to the Trust’s Vault Account with the Ether Custodian), and the payment of the applicable ETF Servicing Fee, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Trust Administrator will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. Transfers of ether from the Trust’s Trading Balance to the Trust’s Vault Balance are “on-chain” transactions represented on the ether blockchain. As of the date of this prospectus, [ ] are the only Authorized Participants. The Sponsor and the Trustee will maintain a current list of Authorized Participants.

Before making a deposit, the Authorized Participant must submit a purchase order through BRIL’s electronic order entry system, indicating the number of Baskets it intends to acquire. BRIL will acknowledge the purchase order unless the Trustee or the Sponsor decides to refuse the deposit as described below under “—Requirements for Trustee Actions.” The date BRIL receives that order will determine the basket ether amount (the “Basket Ether Amount”) the Authorized Participant needs to deposit. However, orders received by BRIL after 3:59 p.m. ET on a Business Day will not be accepted and should be resubmitted on the following Business Day.

If the Trustee accepts the purchase order, BRIL will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 5:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trustee and indicating the Basket Ether Amount that the Authorized Participant must deliver to the Ether Custodian or Prime Broker in exchange for each Basket. In the case of purchase orders submitted via BRIL’s electronic order entry system, the Authorized Participant will receive an automated email indicating the acceptance of the purchase order and the purchase order will be marked “Accepted” in BRIL’s electronic order entry system. Prior to the Trustee’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit ether in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, BRIL, the Ether Custodian or any other party.

The Basket Ether Amount necessary for the creation of a Basket changes from day to day. As of the date of this prospectus, a Basket requires delivery of [      ] ether. On each day that NASDAQ is open for regular trading, the Trust Administrator will adjust the quantity of ether constituting the Basket Ether Amount as appropriate to reflect sales of ether, any loss of ether that may occur, and accrued expenses. The computation is made by the Trustee as promptly as practicable after 4:00 p.m. ET. See “Business of the Trust—Net Asset Value” and “Business of the Trust— Valuation of ether; the CF Benchmark Index” for a description of how the CF Benchmarks Index is determined, and description of how the Trustee determines the NAV. BRIL will determine the Basket Ether Amount for a given day by multiplying the NAV by the number of Shares in each Basket ([      ]) and dividing the resulting product by that day’s CF Benchmarks Index. The Basket Ether Amount so determined will be made available to all Authorized Participants and will be made available on the Sponsor’s website for the Shares.

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of ether by which the Basket Ether Amount will decrease each day will be predictable. The Trustee intends to have the Trust Administrator make available on each Business Day through the same channels used to disseminate the actual Basket Ether Amount determined by the Trustee as indicated above an indicative Basket Ether Amount for the next Business Day. Authorized Participants may use that indicative Basket Ether Amount as guidance regarding the amount of ether that they may expect to have to deposit with the Ether Custodian in respect of purchase orders placed by them on such next Business Day and accepted by the Trustee. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trustee, the Authorized Participant will be required to deposit with the Ether Custodian the Basket Ether Amount determined by the Trustee on the effective date of the purchase order.

No Shares will be issued unless and until the Ether Custodian or Prime Broker has informed the Trustee that it has allocated to the Trust’s account the corresponding amount of ether. Disruption of services at the Prime Broker or Ether Custodian would have the potential to delay settlement of the ether related to Share creations. To the extent a Market Maker is not able to deliver ether associated with a purchase order as of a specified time on the settlement date, the Trustee and BRIL will cancel the purchase order. The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form.

ether transactions that occur on the blockchain are susceptible to delays due to ether network outage, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that ether transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Ethereum network, such ether will not be held in cold storage in the Vault until such transfers can occur.

Redemption of Baskets; Withdrawal of Ether

Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Ether Amount announced by the Trustee. The Market Maker will receive ether related to the Authorized Participant’s redemption order from the Trust’s Trading Balance to the Market Maker’s prime brokerage account at the Prime Broker. This transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.

When a redemption order is received, the Trust will instruct the Prime Broker and Ether Custodian to move the corresponding amount of ether from the Trust’s Vault Balance to the Trading Balance by a specified time on the settlement date. Transfers of ether from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transaction represented on the ether blockchain.

ether transactions that occur on the blockchain are susceptible to delays due to ether network outages, congestion, spikes in transaction fees demanded by validators, or other problems or disruptions. To the extent that ether transfers from the Trust’s Vault to the Trust’s Trading Balance are delayed due to congestion or other issues with the ether network, redemptions in the Trust could be delayed.

Disruption of services at the Prime Broker or Ether Custodian would have the potential to delay settlement of the ether related to Share redemptions.

A standard redemption transaction fee is imposed to offset transfer and other transaction costs that may be incurred by the Trust. As described above, under an ETF Services Agreement, the Trust has retained BRIL, an affiliate of the Trustee, to perform certain ETF Services. BRIL will receive from an Authorized Participant a standard transaction fee on each redemption order, which consists of (1) the ETF Servicing Fee and (2) the Custody Transaction Costs. BRIL is entitled to retain the ETF Servicing Fee pursuant to the ETF Services Agreement, but BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian. The ETF Servicing Fee is a flat fee per order regardless of the number of Baskets being redeemed. The Custody Transaction Costs is a flat fee per order regardless of the number of Baskets being redeemed.

Upon the surrender of such Shares and the payment of the applicable ETF Servicing Fee, Custody Transaction Costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, the Trustee will instruct the Prime Broker to deliver from the Trust’s Trading Balance to the Market Maker’s prime brokerage account at the Prime Broker, the amount of ether corresponding to the redeemed Baskets. Shares can only be surrendered for redemption in Baskets of [      ] Shares each.

Before surrendering Baskets for redemption, an Authorized Participant must submit a redemption order through BRIL’s electronic order entry system indicating the number of Baskets it intends to redeem. The date BRIL receives that order determines the Basket Ether Amount to be received in exchange. However, orders received by BRIL after 3:59 p.m. ET on a Business Day will not be accepted and should be resubmitted on the next following Business Day.

All taxes incurred in connection with the delivery of ether to the Ether Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on NASDAQ is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable. The Trustee and BRIL shall reject any purchase order or redemption order that is not in proper form.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (“DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

Cash and Other Distributions

If the Sponsor and the Trustee determine that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Trustee will distribute the extra cash to DTC.

If the Trust receives any property other than ether or cash (other than any Incidental or IR Virtual Currency), the Trustee will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Trustee will sell the property and distribute the net proceeds, in the same way as it does with cash (as described in the preceding paragraph). The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith.

Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Trustee distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

Voting Rights

Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Management of the Trust

The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. See “The Sponsor—Key Personnel of the Sponsor.”

Fees and Expenses of the Trustee

Each deposit of ether for the creation of Baskets and each surrender of Baskets for the purpose of withdrawing Trust property (including if the Trust Agreement terminates) must be accompanied by a payment to BRIL of the ETF Servicing Fee.

The Trustee is entitled to reimburse itself from the assets of the Trust for all expenses and disbursements incurred by it for extraordinary services it may provide to the Trust or in connection with any discretionary action the Trustee may take to protect the Trust or the interests of the holders.

Trust Expenses and Ether Sales

In addition to the fee payable to the Sponsor (See “The Sponsor—The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Trust:

●	any expenses or liabilities of the Trust that are not assumed by the Sponsor;

●	any taxes and other governmental charges that may fall on the Trust or its property;

●

any expenses of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Trustee or the Sponsor to protect the Trust or the rights and interests of holders of Shares (including, for example, in connection with any fork of the ether blockchain, any Incidental Rights and any IR Virtual Currency);

●	any indemnification of the Sponsor, the Delaware Trustee and the Trustee as described below; and

●	extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Trustee will, when directed by the Sponsor, and in the absence of such direction, may in its discretion sell the Trust’s ether from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Business of the Trust—Trust Expenses.”

The Trustee is not responsible for any depreciation or loss incurred by reason of sales of ether made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Evaluation of ether and the Trust Assets

See “Business of the Trust—Net Asset Value” and “Business of the Trust—Valuation of Ether; the CF Benchmarks Index.”

Amendment and Dissolution

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Trustee notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.

The Trustee will dissolve the Trust if:

●	the Trustee is notified that the Shares are delisted from NASDAQ and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●

a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its ether, or seizes, impounds or otherwise restricts access to Trust assets;

●	The Sponsor notifies the Trustee in writing that it has determined, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

●	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, dissolve the Trust if:

●

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

●

FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain Bitlicense;

●	if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

●

the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

●	the value of the Trust is at a level at which continued operation of the Trust is not cost-efficient;

●

any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of ether, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert ether to U.S. dollars;

●

the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

●

any custodian (including, for the avoidance of doubt, either of the Custodians) or prime broker (including, for the avoidance of doubt, the Prime Broker) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime broker and, in the opinion of the Sponsor, no successor custodian or prime broker has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Ether Custodian or Prime Broker, the final date as of which the Ether Custodian or Prime Broker will cease to hold any of the Trust’s assets, to the extent different from (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Trustee will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Trustee will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Trustee thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Trustee will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Trustee pursuant to the Sponsor’s instruction or otherwise made by the Trustee in good faith. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor and the Trustee, the Delaware Trustee shall, upon receipt of written direction of the Trustee or the Sponsor, execute and cause a certificate of cancellation of the Certificate of Trust to be filed with the Secretary of State in accordance with the Delaware Statutory Trust Act (the “DSTA”). After making such filing, the Trustee and the Delaware Trustee shall be discharged from all obligations under the Trust Agreement.

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. As further set out in the Trust Agreement, the Sponsor and the Trustee:

●	are obligated to take only the actions specifically set forth in the Trust Agreement without willful misconduct, gross negligence or bad faith;

●	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

●	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

●	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person;

●

are not liable for any loss of ether occurring prior to the delivery of ether to the Ether Custodian or Prime Broker, as applicable, or after the delivery of ether by the Ether Custodian or Prime Broker, as applicable (and for the avoidance of doubt, are not liable for the loss of ether while held by the Ether Custodian or Prime Broker absent willful misconduct, gross negligence, reckless disregard or bad faith by the Sponsor and Trustee); and

●	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee, the Delaware Trustee and their respective affiliates:

●

are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

●

are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee, the Delaware Trustee or their respective affiliates; and

●

are not liable for the conduct or misconduct of any delegee selected by the Trustee; provided, however, that in the case of the Trustee, the foregoing only applies if the Trustee made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Requirements for Trustee Actions

Before the Trustee delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Trustee may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Trustee may, and upon the direction of the Sponsor shall, suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares, or may, and upon the direction of the Sponsor shall, refuse a particular purchase order, delivery or registration of shares (i) during any period when the transfer books of the Trustee are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Trustee may, in its sole discretion, and upon the direction of the Sponsor will, suspend the right to surrender Shares or postpone the delivery date of ether or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NASDAQ is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of ether is not reasonably practicable. The Trustee shall reject any purchase order or redemption order that is not in proper form.

Delegation by the Trustee to the Trust Administrator or Other Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee is not required to appoint a new Trust Administrator or other agent upon any termination of any of these delegations.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor of the Trust is iShares Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock. The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor’s Role

The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NASDAQ. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust: the fees of the Trustee, the Delaware Trustee and the Trust Administrator, the Custodians’ Fee, NASDAQ listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $[      ] per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $[      ] per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Ethereum network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders (including, for example, in connection with any fork of the ether blockchain, any Incidental Rights and any IR Virtual Currency), any indemnification of the Cash Custodian, Ether Custodian, Prime Broker, Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor is responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion.

The Sponsor is responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.

Key Personnel of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Shannon Ghia is the President and Chief Executive Officer, and Bryan Bowers is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by a Board of Directors composed of Philip Jensen, Peter Landini, Kimun Lee, Shannon Ghia and Bryan Bowers.

Shannon Ghia, 46, has served as a Director of the Sponsor since March 2022 and became a principal of the Sponsor on April 18, 2022. Ms. Ghia is a Managing Director of BlackRock and has served as Global Co-Head of ETF Markets since January 1, 2022. ETF Markets encompasses the Global Markets and Product Engineering teams within EII Markets and Investments (“the Engine”) of BlackRock’s ETF and Index Investing organization. The Engine teams drive investment integrity and market quality in BlackRock’s ETF and index portfolios. Global Markets and Product Engineering together strive to safeguard ETF trading, evolve the ETF ecosystem and develop best-in-class products with enduring integrity that promote clients’ financial well‑being. From January 1, 2016 to December 31, 2021, Ms. Ghia served as the U.S. Head of iShares Global Markets and was responsible for overseeing primary and secondary trading of the iShares ETF suite and developing the ETF ecosystem. In this capacity, Ms. Ghia built out the ETF trading platform and operational best practices to support a greater complexity of products and an acceleration in trading volumes. She also worked closely with exchanges, ETF service providers and liquidity providers to promote ETF market quality. Ms. Ghia’s service with BlackRock or its affiliates dates to 2002, including her years with Barclays Global Investors. Ms. Ghia earned a BA degree in Business / Economics with an emphasis in Accounting from the University of California, Santa Barbara.

Bryan Bowers, 47, has been employed by BlackRock or its affiliates since September 6, 2011, performing supervisory and managerial functions. Since October 4, 2021, Mr. Bowers has served as a Director of BlackRock and manages the Product Oversight and Governance team within BlackRock’s Global Accounting and Product Services (“GAAPS”) function. In that capacity, Mr. Bowers oversees fund accounting operations, strategic product initiatives, fund certifications, accounting policies and provides support to the Audit Committee of the Board for each iShares Trust, iShares, Inc. and iShares U.S. ETF Trust. From September 1, 2014 to October 3, 2021, Mr. Bowers served as a Director on the Global Financial Reporting on the Business Operations & Technology team within BlackRock’s GAAPS function. From September 6, 2011 to August 31, 2014, Mr. Bowers served as a Vice President on BlackRock’s Fund Administration team. Prior to joining BlackRock, Mr. Bowers served as an Assistant Vice President of State Street Corporation or its affiliates, where he served as a Unit Manager within the Global and Corporate Bond Accounting Units from September 1, 2007 to September 4, 2011. Mr. Bowers earned his B.S. degree in accounting from Stockton University.

Philip Jensen, 64, is Chairman of the Sponsor’s audit committee. In June 2001, Mr. Jensen joined Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare markets, for which he presently serves as Partner and previously served as Chief Operating Officer from 2002 to 2020. Mr. Jensen received his Bachelor of Science from San Francisco State University and practiced as a California Certified Public Accountant through 1992.

Peter Landini, 71, is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science in accounting from Santa Clara University and an MBA in finance from Golden Gate University. Mr. Landini is a certified financial planner.

Kimun Lee, 76, is a member of the Sponsor’s audit committee. Mr. Lee is a California-registered investment adviser and has conducted his consulting business under the name Resources Consolidated since January 1980. Since September 2010, Mr. Lee has served as a member of the board of directors of Firsthand Technology Value Fund, Inc., a mutual fund company. Since April 2013, Mr. Lee has served as a member of the board of trustees of Firsthand Funds, a mutual fund company. Since April 2014, Mr. Lee has served as a member of the board of trustees of FundX Investment Trust, a mutual fund company. Until January 2005, Mr. Lee also served as a member of the board of directors of Fremont Mutual Funds, Inc., a mutual fund company. Mr. Lee received his Bachelor of Arts from the University of the Pacific and an MBA from University of Nevada, Reno. He also completed the executive education program on corporate governance at Stanford Graduate School of Business.

The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President, Chief Financial Officer and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 400 Howard Street, San Francisco, CA 94105 or calling the Sponsor at (415) 670-2000. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest), (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications, (3) compliance with applicable laws and governmental rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics and (5) accountability for adherence to the Code of Ethics.

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to [      ]% of the net asset value of the Trust. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. See “Risk Factors—The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.”

THE TRUSTEE

The Trustee is BlackRock Fund Advisors, a California corporation that is wholly-owned subsidiary of BlackRock. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator or other agents. The Trustee also maintains certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

Although the Trustee is a registered commodity pool operator and a commodity trading advisor, the Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated pursuant to the Commodity Exchange Act, as amended, and regulations promulgated by the CFTC, as administered by the CFTC. As the Trust’s assets will not include “commodity interests” as defined in the CEA, the Trustee does not believe the Trust is a commodity pool and therefore the Trustee is not acting as a commodity pool operator or commodity trading advisor in connection with its role as Trustee.

THE TRUSTEE IS A MEMBER OF THE NFA AND IS SUBJECT TO NFA’S REGULATORY OVERSIGHT AND EXAMINATIONS. HOWEVER, YOU SHOULD BE AWARE THAT NFA DOES NOT HAVE REGULATORY OVERSIGHT AUTHORITY OVER UNDERLYING OR SPOT VIRTUAL CURRENCY PRODUCTS OR TRANSACTIONS OR VIRTUAL CURRENCY EXCHANGES, CUSTODIANS OR MARKETS.

[      ] currently serves as the Trust Administrator. [      ]’s principal office is located at [ ]. Information regarding creation and redemption of Shares, the net asset value of the Trust and transaction fees may be obtained from [ ]. Basket composition and the names of the parties that have executed an Authorized Participant Agreement may be obtained from iShares by calling the following number:[ ]. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust are maintained at this office of [ ] (other than records maintained by the Trustee as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Ether Custodian and Prime Broker the receipt and delivery of ether transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day, and (4) selling the Trust’s ether as needed to cover the Trust’s expenses. The Trustee has delegated certain day-to-day responsibilities to the Trust Administrator.

The Trustee’s fees and Trust Administrator’s fees are paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE TRUST ADMINISTRATOR

[      ] serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the net asset value of the Trust and NAV; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.

The Trust Administrator’s services are governed under the BFA Master Services Agreement between [      ] and the Trustee, on behalf of itself and the Trust (the “Services Agreement”). The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Trustee on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Services Agreement.

Under the Services Agreement, the Trust Administrator has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Services Agreement. In addition, the Trust Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Trust Administrator.

THE DELAWARE TRUSTEE

[      ], acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Delaware Trustee is appointed to serve as a trustee of the Trust in the State of Delaware and for the sole and limited purpose of fulfilling the requirements of Section 3807 of the DSTA and shall at all times satisfy the requirements of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General Duty of Care of Delaware Trustee

[      ] serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Resignation, Discharge or Removal of Delaware Trustee; Successor Delaware Trustees

The Delaware Trustee may resign at any time by giving at least 60 days’ notice to the Sponsor. The Sponsor may remove the Delaware Trustee at any time. Upon effective resignation or removal, the Delaware Trustee will be discharged of its duties and obligations.

If the Delaware Trustee resigns or is removed, the Sponsor shall appoint a successor Delaware trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Delaware Trustee under the Trust Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Delaware Trustee shall have been appointed within 60 days after the giving of such notice of resignation or removal, the Delaware Trustee may petition the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

If the Delaware Trustee resigns and no successor Delaware Trustee is appointed within 90 days after the date the Delaware Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, dissolve the Trust and distribute its remaining assets.

Separate Trustees

At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties, obligations, rights and trusts as the Sponsor may consider necessary or desirable. No separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a Delaware Trustee and no notice of the appointment of any separate trustee shall be required. Each separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties, and obligations conferred or imposed upon a trustee under the DSTA or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Delaware Trustee joining in such act), solely at the written direction of the Sponsor;

(b) no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;

(c) the Sponsor may at any time accept the resignation of or remove any separate trustee; and

(d) if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE CUSTODIANS

Cash Custodian

The Cash Custodian is [      ]. The Cash Custodian’s services are also governed under the Services Agreement between [      ] and the Trust. The Cash Custodian is exculpated and indemnified by the Trust under the terms of the Services Agreement. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time. See “The Trust Administrator.”

Ether Custodian

The Ether Custodian for the Trust’s ether holdings is Coinbase Custody Trust Company, LLC, and the Trust has entered the Custodian Agreement with the Ether Custodian. The Sponsor may, in its sole discretion, add or terminate ether custodians at any time. The Sponsor may, in its sole discretion, change the custodian for the Trust’s ether holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians.

The Ether Custodian will keep custody of all of the Trust’s ether, other than which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in the Cold Vault Balance, with any remainder of the Vault Balance held as part of a Hot Vault Balance. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Ether Custodian will generally keep a substantial portion of the Trust’s ether in cold storage on an ongoing basis, from time to time, portions of the Trust’s ether will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets or to sell ether including to pay Trust expenses. The Trust’s ether held in the Cold Vault Balance by the Ether Custodian are held in segregated wallets and therefore are not commingled with the Ether Custodian’s or other customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Ether Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the Ether Custodian can transfer the ether. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Ether Custodian are involved in private key management operations, and the Ether Custodian has represented that no single individual has access to full private keys.

The Ether Custodian’s internal audit team performs periodic internal audits over custody operations, and the Ether Custodian has represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Ether Custodian by an external provider.

The Ether Custodian maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Ether Custodian is shared among all of the Ether Custodian’s customers, is not specific to the Trust or to customers holding ether with the Ether Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

In the event of a fork of the ether blockchain, the Ether Custodian and Prime Broker may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the ether blockchain entirely, provided that they shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. Provided that the Ether Custodian and Prime Broker shall make commercially reasonable efforts to assist the Trust and take the necessary steps to enable the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, neither the Ether Custodian nor the Prime Broker shall have any liability, obligation or responsibility whatsoever arising out of or relating to the operation of an unsupported branch of the ether blockchain in the event of a fork. The Ether Custodian nor the Prime Broker have any responsibility to support airdrops.

Under the Custodian Agreement, the Ether Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Ether Custodian’s aggregate liability under the Custodian Agreement shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability, and (B) the value of the affected ether or cash giving rise to the Ether Custodian’s liability; (ii) the Ether Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Ether Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Ether Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Ether Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Ether Custodian in the 12 months prior to the event giving rise to the Ether Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Ether Custodian is not liable, even if the Ether Custodian has been advised of or knew or should have known of the possibility thereof. The Ether Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Ether Custodian. Under the Custodian Agreement, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Ether Custodian shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Ether Custodian fails to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Ether Custodian may terminate the Custodian Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Custodian Agreement), including, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured, undergoes a bankruptcy event, or fails to repay Trade Credits.

THE PRIME BROKER AND THE TRADE CREDIT LENDER

The Prime Broker

Pursuant to the Prime Broker Agreement, a portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker, an affiliate of the Ether Custodian, in the Trading Balance, in connection with in-kind creations and redemptions of Baskets, and the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s ether held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of clients (each such venue, a Connected Trading Venue). The Prime Broker is not required to hold any of the ether in the Trust’s Trading Balance in cold storage or to hold any such ether in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the ether credited to the Trust’s Trading Balance. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular ether. Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the ether the Prime Broker has allocated to the omnibus hot wallets, omnibus cold wallets, and the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis).

Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of ether by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with the Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Once the Sponsor places an order to purchase or sell ether on the Trading Platform, the associated ether or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Broker is permitted to suspend or terminate the Prime Broker Agreement under certain circumstances. The Prime Broker does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust. Under certain circumstances, the Prime Broker is permitted to halt or suspend trading on the Trading Platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of the Prime Broker, (b) the Trust has engaged in unlawful or abusive activities or fraud, or (c) (d) a security or technology issue occurred and is continuing that results in the Prime Broker being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of ether, or fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected ether giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including the Ether Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

The Trade Credit Lender

To avoid having to pre-fund sales of ether to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, the Trust may borrow ether or cash as Trade Credit from the Trade Credit Lender on a short-term basis. This allows the Trust to sell ether through the Prime Broker in an amount that exceeds the cash or ether credited to the Trust’s Trading Balance at the Prime Broker at the time such order is submitted to the Prime Broker, which is expected to facilitate the Trust’s ability to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses in a timely manner by seeking to lock in the ether price on the payment date, rather than waiting for the ether held in the Vault Balance to be transferred to a Trading Balance prior to selling the ether. The Trust is required by the terms of the Coinbase Credit Committed Trade Financing Agreement, which is part of the Prime Broker Agreement, to repay any extension of Trade Credit by the Trade Credit Lender by 6:00 p.m. ET on the business day following the day that the Trade Credit was extended to the Trust. There is a maximum amount of Trade Credit that the Trade Financing Agreement permits to be outstanding at any one time, and the Trade Credit Lender is only required to extend Trade Credits to the Trust to the extent such ether or cash are actually available to the Trade Credit Lender. For example, if the Trade Credit Lender is unable to itself borrow ether to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Trade Credit Lender in good faith and in its sole discretion), the Trade Credit Lender is not obligated to extend Trade Credits to the Trust. To secure the repayment of Trade Credits, the Trust has granted a first-priority lien to the Trade Credit Lender over the assets in its Trading Balance and Vault Balance. If the Trust fails to repay a Trade Credit within the required deadline, the Trade Credit Lender is permitted to take control of ether or cash credited to the Trust’s Trading Balance and Vault Balance (though it is required to exhaust the Trading Balance prior to taking control of assets in the Vault Balance) and liquidate them to repay the outstanding Trade Credit. Trade Credits bear interest.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares for Shareholders who acquire their Shares solely for cash. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including but not limited to banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, U.S. Tax-Exempt Shareholders (as defined below) who acquire their Shares with acquisition indebtedness tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships or S corporations for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (generally, property held for investment). Moreover, the discussion below does not address the effect of any state, local or foreign tax, or any U.S. federal non-income tax law consequences that may apply to an investment in Shares, or the Medicare contribution tax imposed on certain net investment income. Purchasers of Shares are urged to consult their own tax advisers with respect to all U.S. federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For purposes of this discussion, a “U.S. Tax-Exempt Shareholder” is a U.S. Shareholder that is exempt from tax under Section 501(a) of the Code.

For purposes of this discussion, a “Non-U.S. Shareholder” is a Shareholder that is (or is treated as), for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Clifford Chance US LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). If the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the IRS on that basis. The opinion of Clifford Chance US LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Delaware Trustee intends to request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as either a partnership for U.S. federal income tax purposes, in which case there might be different timing or other tax consequences to the Shareholders, or as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust generally would be taxed to Shareholders as ordinary dividend income (which may be eligible for preferential rates, in the case of non-corporate taxpayers, or a dividends received deduction, in the case of corporate taxpayers). However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Shareholders will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether could be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a recent technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from those discussed below, possibly with retroactive effect. In this regard, the IRS indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. This discussion assumes that any ether the Trust may hold is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

The Trust expects to sell or use ether to pay certain expenses of the Trust, though the Trust does not intend to sell ether for other purposes. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the ether held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of ether sold, and the denominator of which is the total amount of the ether held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the ether that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the ether received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the ether received generally should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the ether received by the Shareholder generally will be a taxable event, unless a nonrecognition provision of the Code or Treasury Regulations applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or redemption for money or, in the case of an in-kind redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

If a hard fork occurs in the ether blockchain, the Trust could temporarily hold both the original ether and the alternative new asset as the Sponsor determines, in its sole discretion, which asset it believes is generally accepted as ether. The other asset will be treated as an Incidental Right and/or IR Virtual Currency, in accordance with the procedures specified herein. The IRS has held that a hard fork resulting in the creation of new units of cryptocurrency is a taxable event giving rise to ordinary income. The receipt, distribution and/or sale of the new alternative asset may cause Shareholders to incur a U.S. federal income tax liability. While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of the IRS’s current guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income, and it is anticipated that any gain or loss from disposition of any assets received in the airdrop would generally be treated as giving rise to capital gain or loss that generally would be short-term capital gain or loss, unless the holding period of those assets were treated as being greater than one year as of the time they are sold.

Brokerage Fees and Trust Expenses

Any brokerage, financing or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale. It is also possible that, based on the mechanics associated with redemptions, a Shareholder may recognize some amount of income, expense, gain or loss in connection with redemptions of other Shareholders, based on differences between the prices at which Shareholders generally will be redeemed and the actual prices at which the Trust sells ether.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase outs and other limitations under applicable provisions of the Code.

Investment by U.S. Tax-Exempt Shareholders

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

Taxation of U.S. Tax-Exempt Shareholders

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax except to the extent of such Shareholders’ UBTI. UBTI is defined generally as income from a trade or business regularly carried on by a tax exempt entity that is unrelated to the entity’s exempt purpose. Dividends, interest and, with certain exceptions, gains or losses from the sale, exchange or other disposition of property are generally excluded from UBTI (so long as not derived from debt-financed property). When a U.S. Tax-Exempt Shareholder owns an interest in a grantor trust, such as the Trust, the activities of the Trust (and any pass-through entities or disregarded entities in which the Trust owns an interest) are attributed to the U.S. Tax-Exempt Shareholder for purposes of determining whether such Shareholder’s share of income is of the grantor trust UBTI.

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Trust were to incur liabilities, and thus, be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

A U.S. private foundation considering an investment should be aware that, if such a foundation acquires a sufficiently large number of Shares, such Shares could become an “excess business holding” that could subject the foundation to a U.S. excise tax. A private foundation should consult its tax advisors regarding the excess business holdings provisions of the Code and other respects in which the provisions of Chapter 42 of the Code could affect the consequences to such foundation of acquiring and holding Shares.

Prospective investors who are U.S. Tax Exempt Shareholders should consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in Shares.

Taxation of Non-U.S. Shareholders

The Trust does not expect (though no assurance can be given) that it will be treated as engaged in a trade or business within the United States or recognize income that is treated as “effectively connected” with the conduct of a trade or business in the United States (“ECI”). However, while it is unlikely that any income that the Trust might recognize as a result of a fork, airdrop or similar event would give rise to effectively connected income, there has been no guidance as to how such events may be treated. Therefore, there can be no assurance that the Trust will not be treated as engaged in a U.S. trade or business or will not otherwise generate income treated as effectively connected with a U.S. trade or business for U.S. federal income tax purposes.

Provided that the Trust is not engaged in the conduct of a U.S. trade or business, and that it does not otherwise generate income treated as effectively connected with a U.S. trade or business, the U.S. federal income tax liability of a Non-U.S. Shareholder with respect to that Shareholder’s Shares generally will be limited to withholding tax on certain gross income from U.S. sources (if any) generated by the Trust.

A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income” (“FDAP”) that is not ECI generally will be subject to U.S. federal withholding tax at a rate of 30% (unless reduced or eliminated by an applicable income tax treaty or statutory exemption). There is currently no guidance as to whether income recognized by the Trust as a result of a fork, airdrop or similar event would constitute U.S. source FDAP.

A Non-U.S. Shareholder resident in a jurisdiction with which the U.S. has an income tax treaty may be entitled to the benefits of that treaty in order to reduce or eliminate the 30% U.S. withholding tax with respect to that Shareholder’s distributive share of income that the Trust treats as U.S.-source FDAP if under the laws of that non-U.S. jurisdiction, the Trust is treated as tax-transparent and certain other conditions are met. In order to secure the benefits of an applicable income tax treaty through a reduction or elimination of withholding, Non-U.S. Shareholders will generally be required to certify their non-U.S. status by providing the Trust with an executed IRS Form W-8BEN or W-8BEN-E. However, if a Non-U.S. Shareholder fails to provide such IRS Forms, the Trust intends to withhold at a full 30% rate on any Non-U.S. Shareholder’s share of U.S.-source FDAP, in which case the Non-U.S. Shareholder must file a refund claim with the IRS in order to obtain the benefit of a reduced rate or exemption.

If the proper amounts are withheld and remitted to the U.S. government and the Trust does not recognize ECI, Non-U.S. Shareholders that are individuals or corporations will generally not be required to file U.S. federal income tax returns or pay additional U.S. federal income taxes solely as a result of their investments in the Trust (though Non-U.S. Shareholders treated as trusts for U.S. federal income purposes are subject to special rules).

If the Trust is treated as a partnership (for U.S federal income tax purposes), a Non-U.S. Shareholder is treated as disposing of Shares, and any portion of the gain realized on the disposition would be treated as ECI, such Shares may be subject to a withholding tax equal to 10% of the amount realized on the disposition (subject to reduction or elimination in certain circumstances). Non-U.S. Shareholders are urged to consult with their tax advisers regarding the application of this withholding tax.

If the Trust is treated as having any ECI (or any portion of the gain realized on a Non-U.S. Shareholder’s disposition of Shares is treated as ECI), then if such Non-U.S. Shareholder is treated as a corporation, it may also be subject to U.S. federal branch profits tax on its effectively connected earnings and profits (which, with respect to the Shares, would generally be such Non-U.S. Shareholder’s share of ECI from such Shares, reduced by deductions taken into account by the Shareholder in computing its ECI, and further reduced by the U.S. federal income taxes imposed on such ECI). U.S. federal branch profits tax is generally imposed at a 30% rate, though it may be reduced under the Code or pursuant to an applicable income tax treaty.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). U.S. Shareholders generally may comply with these identification procedures by providing the Fund a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Non-U.S. Shareholders generally may comply with these identification procedures by providing the Fund with the relevant IRS Form W-8, duly completed and executed. Shareholders may be required to satisfy certain information reporting or certification requirements, e.g., those imposed by FATCA, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS TO DISCUSS ALL TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM ASSOCIATED WITH ANY PURCHASE, HOLDING, SALE, REDEMPTION OR OTHER DEALING IN THE SHARES BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

It is intended that (a) none of the Sponsor, the Trustee, the Delaware Trustee, the Custodians or any of their respective affiliates (the “Transaction Parties”) has through this prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase or acquire such Shares and (b) the information provided in this prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

SEED CAPITAL INVESTOR

The Seed Capital Investor agreed to purchase $[      ] in Shares on [      ] [      ], 2023, and on [      ] [      ], 2023 took delivery of [      ] Shares at a per-Share price of $[      ] (the “Seed Creation Baskets”). As of the date of this prospectus, these [      ] Shares represent all of the outstanding Shares. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Baskets to the public pursuant to this prospectus.

The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets. The Seed Capital Investor will be acting as underwriter with respect to the Seed Creation Baskets.

The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of ether on a continuous basis. The per-Share price on [ ], 2023 was equal to [ ]th of ether determined using the CF Benchmark Index. The CF Benchmark Index on [ ], 2023 was $[ ]. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”). Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of the FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.

The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.

The Shares will be listed and traded on NASDAQ under the ticker symbol “[      ].”

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor or the Trustee to the Shareholders.

The Sponsor and the Trustee want you to know that there are certain entities with which the Sponsor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor and the Trustee (including, without limitation, BlackRock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “BlackRock Affiliates”).

The activities of the Sponsor, the Trustee and the BlackRock Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Trustee and the BlackRock Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor, the Trustee or the BlackRock Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. For example, as of the date of the prospectus, an affiliate of the Sponsor holds a position in ether, initially for purposes of making a seed investment in a private ether trust such affiliate established in 2022. Additionally, various funds managed by affiliates of the Sponsor have from time to time held long positions in the CME cash-settled ether futures market. Further, various officers and employees of the Sponsor may hold or have exposures to ether in various degrees given the current state of global adoption of ether.

The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Ethics, which address conflicts of interest (together, the “Policies”). The Sponsor’s Policies require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which ether is the referenced asset. These pre-clearance requirements, in addition to other controls, will be reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

The Sponsor, the Trustee and the BlackRock Affiliates may participate in transactions related to ether, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Because these parties may trade ether for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

BlackRock expects to receive compensation from an affiliate of the Ether Custodian for BlackRock’s technology support of such affiliate’s enhanced integration with the Aladdin Platform, and a portion of such compensation may be based on the use of such affiliate’s products and services by Aladdin clients.

An affiliate of the Sponsor acts as investment manager to a money market fund, the Circle Reserve Fund, which the issuer of USDC uses to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. An affiliate of the Sponsor has a minority equity interest in the issuer of USDC. See “Risk Factors—Prices of ether may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.”

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor or Trustee, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor or Trustee. Notwithstanding the foregoing, in no event will the Sponsor or the Trustee or their respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.

Issues Relating to the Valuation of Assets

The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. In addition, various divisions and units within BlackRock are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts (“Client Accounts”). These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Clifford Chance US LLP, New York, New York, who, as special U.S. tax counsel to the Sponsor, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements as of [          ], 2023 included in this prospectus have been so included in reliance on the report of [          ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at http://www.iShares.com. This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Affiliate” — With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“airdrop” — An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“Article 8” — Article 8 of the New York Uniform Commercial Code.

“ASC Topic 820” — The Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures.”

“Authorized Participant” — A person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant, and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Basket” — A block of [      ] Shares.

“Basket Ether Amount” — The amount of ether which the BRIL will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV by the number of Shares in each Basket ([      ]) and dividing the resulting product by that day’s CF Benchmarks Index.

“Bitlicense” — A business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.

“Blackrock” — Blackrock, Inc.

“BlackRock Affiliate” — Any affiliates of the Sponsor and the Trustee (including, without limitation, Blackrock, and each of its or their affiliates, directors, partners, trustees, managing members, officers and employees).

“BMR” —The UK Benchmarks Regulation.

“BRIL” — BlackRock Investments, LLC.

“Business Day” — Any day other than: (1) a Saturday or a Sunday, or (2) a day on which NASDAQ is closed for regular trading.

“Cash Custodian” — [      ] and any substitute or additional custodian of the Trust’s cash pursuant to a written agreement with the Trust or Trustee on behalf of the Trust.

“CBDCs” — Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CFPB” — The Consumer Financial Protection Bureau.

“CFTC” — The U.S. Commodity Futures Trading Commission.

“CF Benchmarks Index” — The CME CF Ether–Dollar Reference Rate – New York Variant.

“Client Account” — Other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within BlackRock manage or advise.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Code of Ethics” — The codification of the Sponsor’s business and ethical principles that applies to its executive officers.

“Cold Vault Balance” — The “cold storage” in which the Ether Custodian will keep a substantial portion of the private keys associated with the Trust’s ether.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act of 1936, as amended.

“Connected Trading Venue” — A venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell ether on behalf of the Trust.

“Constituent Exchanges” — The constituent digital asset exchanges of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time.

“Custodian Agreement” — The agreement, governed by New York law, between the Trust, the Ether Custodian, the Prime Broker, and the Trade Credit Lender regarding the custody of the Trust’s ether.

“Custodians” —The Cash Custodian and Ether Custodian, collectively.

“Custodians’ Fee” — The fees payable to the Custodians.

“Custody Transaction Costs” — Transfer, processing and other transaction costs charged by the Ether Custodian in connection with the issuance of Baskets for such purchase order. BRIL will reimburse any Custody Transaction Costs to the Ether Custodian according to the amounts invoiced by the Ether Custodian.

“CVC“— Convertible currency.

“DAOs“— Decentralized autonomous organizations.

“DApps“— Decentralized apps.

“Delaware Trustee” — [      ], is the Delaware trustee of the Trust.

“DeFi” — Decentralized finance.

“DFPI” — The California Department of Financial Protection and Innovation.

“DOL” — The U.S. Department of Labor.

“DSTA” — The Delaware Statutory Trust Act.

“DTC” — The Depository Trust Company.

“DTC Participant” — An entity that has an account with DTC.

“ECI” — Income that is treated as “effectively connected” with the conduct of a trade or business in the United States.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“ET” — Eastern Time Zone.

“ETH” — The currency code for ether.

“Ethereum blockchain” — The blockchain ledger for Ethereum.

“Ethereum Classic” or “ETC” — The original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.

“Ethereum Client” — software application that implements the Ethereum network specification, communicates with the Ethereum network and allows them to act as a node in the network to the new specification.

“Ether Custodian” or “Coinbase Custody” — Coinbase Custody Trust Company, LLC.

“Ethereum Foundation” — A Swiss non-profit organization, was set up to oversee the protocol’s development.

“Ethereum network” — Ethereum blockchain and any digital asset network, including the Ethereum peer-to-peer network.

“EthSuisse” — Ethereum Switzerland GmbH.

“ETF Services” — Certain order processing, Authorized Participant communications, and related services in connection with the issuance and redemption of Baskets.

“ETF Services Agreement” The agreement between the Trust and BRIL, an affiliate of the Trustee, to perform ETF Services.

“ETF Servicing Fee” — The fee received from Authorized Participants for providing the ETF Services.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FBO” — For the benefit of.

“FCA” — The Financial Conduct Authority of the United Kingdom.

“FDAP” — A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCen” — The U.S. Department of the Treasury Financial Crimes Enforcement Network.

“FINRA” — The Financial Industry Regulatory Authority.

“fork” — A non-backward compatible change to the original ether blockchain and the source code of the original Ethereum network which results in the original ether network and the original ether blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX” — FTX Trading Ltd.

“GAAP” — The U.S. generally accepted accounting principles.

“Genesis” — Genesis Global Capital, LLC and its affiliates.

“hard fork” — A permanent fork in a network’s blockchain that separates the network into a pre-fork digital asset and a new post-fork digital asset.

“Hot Vault Balance” — The “hot storage” in which the Ether Custodian will keep any remainder of the Vault Balance not held in the Trust’s the Cold Vault Balance.

“Incidental Rights” — Any virtual currency or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of ether and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust.

“Index” — The CF Benchmarks Index shall constitute the Index, unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.

“Index Administrator” —CF Benchmarks Ltd.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Investment Company Act” — The United States Investment Company Act of 1940, as amended.

“IR Virtual Currency” — A virtual currency acquired through Incidental Rights.

“IRA” — Individual retirement account.

“IRS” — The United States Internal Revenue Service.

“JOBS Act” — The Jumpstart Our Business Startups Act.

“Market Maker” — Authorized Participants or designated third parties, which may be affiliates that will deliver ether related to the Authorized Participant’s purchase order.

“MSB” — A U.S.-based exchange registered as a money services business with FinCen.

“MEV” — Maximal Extractable Value.

“MiCA” — Markets un Crypto-Assets.

“NASDAQ” — The Nasdaq Stock Market LLC.

“NAV” — Net asset value per Share.

“NFA” — National Futures Association.

“NFTs” — Non-Fungible tokens.

“Non-U.S. Shareholder” — A Shareholder that is (or is treated as), for U.S. federal income tax purposes: (1) a nonresident alien individual, (2) a foreign corporation or (3) an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

“Notice” — The 2014 notice released by the IRS.

“NYDFS” — The New York State Department of Financial Services.

“OCC” — The Office of the Comptroller of the Currency.

“OFAC” — The Office of Foreign Assets Control.

“Person” — Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Assets Regulation” — Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans” — Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities, (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Broker” — Coinbase, Inc, an affiliate of the Ether Custodian.

“Prime Broker Agreement” — The Amended and Restated Coinbase Prime Broker Agreement, which includes the Custodian Agreement.

“Relevant Coinbase Entities” — The Prime Broker and its parent.

“Relevant Transaction” — Any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Exchange in the ETH/USD pair that is reported and disseminated by a Constituent Exchange through its publicly available API and observed by the Index Administrator.

“Ruling & FAQs” — The revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.

“Sarbanes-Oxley Act” — The Sarbanes–Oxley Act of 2002.

“SVB” — Silicon Valley Bank.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Seed Capital Investor” — [      ].

“Seed Creation Baskets” — [__] Baskets, comprising [          ] Shares at a per-Share price equal to $[          ], delivered on [      ] [      ], 2023 to the Seed Capital Investor in exchange for ether.

“Services Agreement” — The BFA Master Services Agreement between [      ] and the Trustee, on behalf of itself and the Trust.

“Settlement Deadline” — 6:00 p.m. ET of the calendar day immediately following the day the Trade Credit was extended by the Trade Credit Lender to the Trust or, if such day is not a business day, on the next business day.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust.

“SIPC” — The Securities Investor Protection Corporation.

“Sponsor” — iShares Delaware Trust Sponsor LLC, an indirect subsidiary of BlackRock, Inc.

“Sponsor’s Fee” — The fees of the Sponsor accrues daily at an annualized rate equal to [__]% of the net asset value of the Trust and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

“Termination for Cause” — As defined in the Custodian Agreement, termination for cause occurs if (i) the Trust materially breaching any provision of the Custodian Agreement; (ii) the Trust becomes bankrupt or insolvent; or (iii) the Trust fails to pay and settle in full its obligations to Coinbase Custody’s affiliate, the Trade Credit Lender, which may, from time to time, provide financing to the Trust in the form of Trade Credits

“Trade Credit” — The Trust may borrow ether or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender” — Coinbase Credit, Inc.

“Trade Financing Agreement” — The Coinbase Credit Committed Trade Financing Agreement.

“Trading Balance” — A trading account at which, pursuant to the Prime Broker Agreement, a portion of the Trust’s ether holdings and cash holdings from time to time may be held with the Prime Broker, in connection with the sale of ether to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.

“Trading Platform” — The Prime Broker’s execution platform where the Sponsor may place an order.

“Transaction Parties” — The Sponsor, the Trustee, the Delaware Trustee, the Custodians and any of their respective affiliates.

“Treasury Regulations” — Tax regulations issued by the IRS.

“Trust” — iShares Ethereum Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — [      ].

“Trust Agreement” — The Amended and Restated Trust Agreement dated as of [__], 2023, among the Sponsor, the Trustee and the Delaware Trustee.

“Trust Documents” — The Trust agreements with the service providers.

“Trustee” — BlackRock Fund Advisors.

“UBTI” — Unrelated business taxable income.

“USD” — The currency code the US Dollar.

“USDC” — US Dollar Coin.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“Vault Balance” — Accounts storing the Trust’s ether that are required to be segregated from the assets held by the Ether Custodian as principal and the assets of its other customers.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be filed by amendment.]

iShares Ethereum Trust

PROSPECTUS

, 2023

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.*

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for NASDAQ Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	**
NASDAQ Listing Fee	$[ ]
Printing and engraving expenses	$[ ]
Legal fees and expenses	$[ ]
Accounting fees and expenses	$[ ]
Total	$[ ]

*	Subject to revision upon completion of the offering.
**

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.         Indemnification of Directors and Officers.

Section 5.11(a) of the Trust Agreement provides that the Sponsor shall indemnify the Trustee, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of Baskets (as defined in the Trust Agreement), (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trustee, its directors, employees, delegees and agents or (B) by the Sponsor or (3) any filings with or submissions to the SEC in connection with or with respect to the Shares, except that the Sponsor shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence, or bad faith of, or material breach of the terms of the Trust Agreement by, the Trustee, (y) information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Authorized Participant (other than the Sponsor) in connection with such Authorized Participant’s offer and sale of Shares.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the willful misconduct, gross negligence, or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Item 15.         Recent Sales of Unregistered Securities.

None.

Item 16.         Exhibits.

Exhibit No	Description
1.1	Seed Capital Investor Agreement**
3.1	Certificate of Trust of iShares Ethereum Trust*
4.1	Trust Agreement**
4.2	Form of Authorized Participant Agreement**
5.1	Opinion of Clifford Chance US LLP as to legality**
8.1	Opinion of Clifford Chance US LLP as to tax matters**
10.1	Amended and Restated Coinbase Prime Broker Agreement**
10.2	Coinbase Custody Custodial Services Agreement (included in Exhibit 10.1)**
10.3	Form of Services Agreement with [ ], as cash custodian and trust administrator**
10.4	ETF Services Agreement with BRIL**
23.1	Consent of [ ] **
23.2	Consents of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1)**
24.1	Powers of attorney*
107	Filing Fee Tables*

*	Filed herewith.
**	To be filed by amendment.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on November 15, 2023.

iShares Delaware Trust Sponsor LLC Sponsor of iShares Ethereum Trust*

By:	/s/ Shannon Ghia
Shannon Ghia
Director, President and Chief Executive Officer
(Principal executive officer)

By:	/s/ Bryan Bowers
Bryan Bowers
Director and Chief Financial Officer
(Principal financial and accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Shannon Ghia, Bryan Bowers, Philip Jensen, Peter Landini and Kimun Lee, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Shannon Ghia	Director, President and Chief Executive Officer	November 15, 2023
Shannon Ghia	(Principal executive officer)

/s/ Bryan Bowers	Director and Chief Financial Officer	November 15, 2023
Bryan Bowers	(Principal financial and accounting officer)

/s/ Philip Jensen	Director	November 15, 2023
Philip Jensen

/s/ Peter Landini	Director	November 15, 2023
Peter Landini

/s/ Kimun Lee	Director	November 15, 2023
Kimun Lee

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares Delaware Trust Sponsor LLC, the sponsor of the Registrant.